                                                                 EXHIBIT 10.24.1

                         LINCOLN OAKS CORPORATE CENTRE
                         -----------------------------

                                 OFFICE LEASE
                                 ------------





                    WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                        a Delaware limited partnership,

                                 as Landlord,

                                      and

                               REALSELECT, INC.,
                            a Delaware corporation,

                                   as Tenant

                               TABLE OF CONTENTS
                               -----------------

                                                                                         PAGE
                                                                                         ----
SUMMARY OF BASIC LEASE INFORMATION...................................................... iii

OFFICE LEASE

ARTICLE 1     REAL PROPERTY, BUILDING AND PREMISES......................................   1
ARTICLE 2     LEASE TERM................................................................   2
ARTICLE 3     BASE RENT.................................................................   3
ARTICLE 4     ADDITIONAL RENT...........................................................   3
ARTICLE 5     USE OF PREMISES...........................................................   8
ARTICLE 6     SERVICES AND UTILITIES....................................................   9
ARTICLE 7     REPAIRS...................................................................  11
ARTICLE 8     ADDITIONS AND ALTERATIONS.................................................  12
ARTICLE 9     COVENANT AGAINST LIENS....................................................  13
ARTICLE 10    INDEMNIFICATION AND INSURANCE.............................................  13
ARTICLE 11    DAMAGE AND DESTRUCTION....................................................  15
ARTICLE 12    CONDEMNATION..............................................................  16
ARTICLE 13    COVENANT OF QUIET ENJOYMENT...............................................  16
ARTICLE 14    ASSIGNMENT AND SUBLETTING.................................................  16
ARTICLE 15    SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES........................  18
ARTICLE 16    HOLDING OVER..............................................................  19
ARTICLE 17    ESTOPPEL CERTIFICATES.....................................................  19
ARTICLE 18    SUBORDINATION.............................................................  19
ARTICLE 19    TENANT'S DEFAULTS; LANDLORD'S REMEDIES....................................  20
ARTICLE 20    SECURITY DEPOSIT..........................................................  21
ARTICLE 21    COMPLIANCE WITH LAW.......................................................  21
ARTICLE 22    ENTRY BY LANDLORD.........................................................  21
ARTICLE 23    TENANT PARKING............................................................  22
ARTICLE 24    MISCELLANEOUS PROVISIONS..................................................  22

EXHIBITS

A    OUTLINE OF PREMISES

B    TENANT WORK LETTER

C    AMENDMENT TO LEASE

D    RULES AND REGULATIONS

E    CLEANING SPECIFICATIONS

F    SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


EXTENSION OPTION RIDER

LETTER OF CREDIT RIDER

GUARANTY OF LEASE

                                     (ii)

                      SUMMARY OF BASIC LEASE INFORMATION
                      ----------------------------------

     This Summary of Basic Lease Information ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.



     TERMS OF LEASE                     DESCRIPTION
     (References are to
     the Office Lease)

     1.  Date:                          September 18, 1998.

     2.  Landlord:                      WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

     3.  Address of Landlord            WHLNF REAL ESTATE LIMITED PARTNERSHIP
         (Section 24.19):               c/o LPC MS, Inc.
                                        455 Market Street, Suite 1520
                                        San Francisco, California  94105
                                        Attn:  Mr. D. Allen Palmer

                                        with a copy to:
                                        WHLNF REAL ESTATE LIMITED PARTNERSHIP
                                        c/o Lincoln Property Company
                                        4041 MacArthur Boulevard, Suite 175
                                        Newport Beach, California  92660
                                        Attn:  Steven M. Center

     4.  Tenant:                        REALSELECT, INC., a Delaware corporation


     5.  Address of Tenant              5655 Lindero Canyon Road, Suite 120
         (Section 24.19):               Westlake Village, California 91362
                                        Attention:  Catherine Kwong Giffen
                                        (Prior to Lease Commencement Date)

                                        and

                                        225 West Hillcrest, Suite 100
                                        Thousand Oaks, California
                                        Attention:  Catherine Kwong Giffen
                                        (After Lease Commencement Date)

                                        with a copy of any notice of default to
                                        Pillsbury Madison & Sutro LLP
                                        725 South Figueroa Street, Suite 1200
                                        Los Angeles, California 90071
                                        Attention:  John J. Duffy, Esq.

     6.  Premises (Article 1):          34,324 rentable and 32,338 usable square
                                        feet of space, consisting of (i) 18,681
                                        rentable and 17,600 usable square feet
                                        of space located on the east wing of the
                                        ground floor of the Building, and (ii)
                                        15,643 rentable and 14,738 usable square
                                        feet of space located on the east wing
                                        of the second (2nd) floor of the
                                        Building, as set forth in Exhibit A
                                                                  ---------
                                        attached hereto.

     7.  Term (Article 2).

         7.1  Lease Term:               Five (5) years.

         7.2  Lease Commencement        The earlier of (i) the date Tenant
              Date:                     commences business in the Premises, or
                                        (ii) the date the Premises are Ready for Occupancy, which Lease Commencement Date is anticipated to be November 20, 1998.

         7.3  Lease Expiration Date:    The date which is five (5) years after
                                        Lease Commencement Date.

                                     (iii)

         7.4  Amendment to Lease:         Landlord and Tenant shall confirm the
                                          Lease Commencement Date and Lease
                                          Expiration Date in an Amendment to
                                          Lease (Exhibit C) to be executed
                                                 ---------
                                          pursuant to Article 2 of the Office
                                          Lease.

     8.  Base Rent (Article 3):

                                                               Monthly
                                            Monthly          Rental Rate
   Months of            Annual            Installment        per Rentable
   Lease Term          Base Rent         of Base Rent        Square Foot
   ----------          ---------         ------------        -----------

      1-11            $701,941.80         $58,495.15           $1.7042
      12-30           $761,992.80         $63,499.40           $1.85
      31-60           $840,251.52         $70,020.96           $2.04

     9.  Additional Rent
         (Article 4).

         9.1  Base Year                   Calendar year 1999.

         9.2  Tenant's Share of
              Direct Expenses:            21.8%

     10. Security Deposit                 $70,020.96
         (Article 20):

     11. Parking (Article 23):            Four (4) parking spaces for every
                                          1,000 usable square feet of the
                                          Premises; up to five percent (5%) of
                                          such spaces shall be reserved, while
                                          the remainder shall be unreserved.

     12. Brokers (Section 24.25):         Grubb & Ellis Company

                                     (iv)

                                 OFFICE LEASE
                                 ------------

     This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "LEASE"), dated as of the date set forth in Section 1 of the Summary, is made by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited liability partnership ("LANDLORD"), and REALSELECT, INC., a Delaware corporation ("TENANT").

                                   ARTICLE 1
                                   ---------

                     REAL PROPERTY, BUILDING AND PREMISES
                     ------------------------------------

     1.1  Real Property, Building and Premises.  Upon and subject to the terms,
          ------------------------------------
covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "PREMISES"), which Premises are part of the building (the "BUILDING") located at 225 West Hillcrest, Thousand Oaks, California. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Building, the Building's surface parking
---------
facility located adjacent to the Building ("BUILDING PARKING FACILITY"), any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "REAL PROPERTY." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the use thereof shall be subject to the Rules and Regulations attached hereto as Exhibit
                                                                         -------
D (as the same may be supplemented or modified by Landlord from time to time on
-
a reasonable and non-discriminatory basis).  Subject to the provisions of
Section 6.5, Landlord reserves the right to (i) make repairs, improvements, alterations or additions to or to change the location of elements of the Real Property and the common areas thereof, and/or (ii) use or close temporarily the common areas and/or other portions of the Real Property while engaged in making improvements, repairs or alterations to the Real Property or any portion thereof, provided that Tenant's use and access to the Premises and parking to be provided to Tenant under this Lease and Tenant's ability to conduct its business operations in the Premises are not materially and adversely interfered with.

     1.2  Condition of Premises.  Except as expressly set forth in this Lease
          ---------------------
and in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not
                                                 ---------
be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As Is" condition on the Lease Commencement Date, subject only to (i) any latent defects in the Premises which could not have been discovered by Tenant with the exercise of reasonable diligence, and (ii) the completion of any work which is to be performed by Landlord in the Premises or the Building pursuant to the Tenant Work Letter.

     1.3  Rentable and Usable Square Feet.  The rentable and usable square feet
          -------------------------------
of the Premises are stipulated to be as set forth in Section 6.1 of the Summary, and are not subject to adjustment or modification by Landlord or Tenant.

     1.4  Right of First Offer.  During the initial Lease Term, Tenant shall
          --------------------
have the one-time right (subject, however, to the last sentence of Section 1.4.2 below) of first offer to lease that certain space on the third (3rd) floor of the Building which is currently leased by Exxon, contains approximately 12,913 rentable square feet (the "FIRST OFFER SPACE") when such space becomes available for lease as provided hereinbelow; provided, however: (i) if less than two (2) years remain in the initial Lease Term at the time of Landlord's delivery of the First Offer Notice (as defined below), Tenant shall not have such right of first offer unless Tenant has either previously exercised its extension option pursuant to the Extension Option Rider or exercises such option concurrently with Tenant's delivery of Tenant's Election Notice (as defined below); and (ii) if before such First Offer Space becomes available, at least 12,000 rentable square feet of space on the 4th or 5th floors of the Building which are currently leased by Exxon becomes available for lease, the First Offer Space shall be redefined to consist of the entire rentable area of the space on such floor which becomes so available, but only with respect to one (1) of such floors (which floor shall be the first floor on which at least 12,000 rentable square feet becomes available, unless at least 12,000 rentable square feet of space becomes available on both floors at the same time, in which case, the First Offer Space shall consist of the space located on the floor which has the least amount of space available, unless the amount of space available on both floors are approximately the same size (i.e. within 2,000 rentable square feet of each other), in which case the First Offer Space shall consist of the entire rentable area of the space which becomes so available on one (1) of such floors as shall be selected by Landlord). Tenant's right of first offer shall be upon the terms and conditions set forth in this Section 1.4. Notwithstanding anything to the contrary contained in this Section 1.4, Tenant's right of first offer contained in this Section 1.4 shall be subject and subordinate to (A) any leases of the First Offer Space which, as of the date of execution of this Lease, have been fully executed by Landlord and the tenants therein (the "INITIAL LEASES"), (B) all expansion, first offer and similar rights currently provided to the tenants in the Initial Leases and (C) renewals of the Initial Leases, whether or not such renewals are pursuant to an express written provision in such leases and regardless of whether any such renewals are consummated pursuant to new leases or lease amendments (collectively, the "SUPERIOR RIGHTS").

          1.4.1  Procedure for Offer.  Landlord shall give Tenant written notice
                 -------------------
(the "FIRST OFFER NOTICE") that the First Offer Space shall or has become available for lease by Tenant pursuant to the terms of Tenant's right of first offer, as set forth in this Section 1.4, provided that no holder of the Superior Rights desires to lease all or any portion of such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space for a term coterminous with the Lease Term. The First Offer Notice shall describe the space so offered to Tenant, including, without limitation, Landlord's determination of the rentable square footage thereof as calculated pursuant to Landlord's standard rentable area measurements for the Building which shall be consistent with the measurement standards used for the initial Premises, and shall also set forth Landlord's determination of the "First Offer Rent," as that term is defined in Section 1.4.3 below, and the other terms upon which Landlord is willing to lease such space to Tenant.

          1.4.2  Procedure for Acceptance.  If Tenant wishes to exercise
                 ------------------------
Tenant's right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of Tenant's receipt of the First Offer Notice, Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall elect either to: (i) lease the entire First Offer Space described in the First Offer Notice at the First Offer Rent and upon the terms contained in such notice; or (ii) refuse to lease the First Offer Space, specifying that Tenant is not interested in exercising its right of first offer for the First Offer Space, in which event Tenant's right of first offer contained in this Section 1.4 shall terminate and be of no further force or effect and Landlord shall be free to lease the First Offer Space or any portion thereof to anyone to whom Landlord desires on any terms Landlord desires. If Tenant does not notify Landlord of its election of any of the options in clauses (i) or (ii) hereinabove, Tenant shall be deemed to have elected the option in clause (ii). Notwithstanding the foregoing to the contrary, if pursuant to clause (ii) of Section 1.4 above, the First Offer Space is redefined to consist of certain space located on the 4th or 5th floors of the Building as described therein, but Tenant refuses or is deemed to refuse to lease such First Offer Space when such space becomes available as provided above, the First Offer Space shall thereupon be redefined again to mean the approximately 12,913 rentable square foot space on the 3rd floor of the Building depicted on Exhibit A, and Landlord's first offer right shall be in effect (and
            ---------
not terminated) with respect to such space when such space becomes available for lease as provided in Section 1.4 above.

          1.4.3  First Offer Space Rent.  The Rent payable by Tenant for the
                 ----------------------
First Offer Space (the "FIRST OFFER RENT") shall be equal to the Fair Market Rental Rate for the First Offer Space, as defined in the Extension Option Rider attached hereto. Concurrent with Tenant's delivery of Tenant's Election Notice exercising such right of first offer, Tenant may object in writing to Landlord's determination of the Fair Market Rental Rate set forth in Landlord First Offer Notice, in which case the Fair Market Rental Rate shall be determined in accordance with the appraisal procedures set forth in Section 4 of the Extension Option Rider. If Tenant does not timely object in writing to Landlord's determination of the Fair Market Rental Rate, then Tenant shall be deemed to have rejected such determination and the appraisal procedures in Section 4 of the Extension Option Rider shall apply.

          1.4.4  Construction In First Offer Space.  If Tenant leases the First
                 ---------------------------------
Offer Space pursuant to the terms of this Section 1.4. Tenant shall take the First Offer Space in its "as is" condition as of the date of delivery of such space by Landlord to Tenant, subject to Landlord's construction of any initial improvements in the First Offer Space and providing a tenant improvement allowance to construct such improvements to the extent, if any, included in the definition of "First Offer Rent", as set forth in Section 1.4.3.

          1.4.5  Amendment to Lease.  If Tenant timely exercises Tenant's right
                 ------------------
to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) business days thereafter execute an amendment to the Lease memorializing Tenant's lease for such First Offer Space upon the terms and conditions set forth in this Section 1.4. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant with the initial tenant improvements therefor to be constructed by Landlord, if any, substantially completed and a certificate or temporary certificate of occupancy (or its equivalent) has been issued permitting occupancy of the First Offer Space (the "FIRST OFFER COMMENCEMENT DATE") and terminate coterminous with the termination of the Lease Term, as such may be extended pursuant to this Lease.

          1.4.6  Suspension of Right of First Offer.  At Landlord's option, in
                 ----------------------------------
addition to its other remedies under this Lease, Tenant shall not have the right to lease the First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of such right of first offer by Tenant, or as of the scheduled date of delivery of the First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods. In addition, and notwithstanding anything to the contrary contained in this Section 1.4, the rights to lease the First Offer Space contained in this Section 1.4 shall be personal to the original Tenant executing this Lease and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to
Section 14.7 below, and may only be exercised by the original Tenant or such Affiliate assignee, as the case may be (but not by any other assignee, sublessee or other transferee of Tenant's interest in this Lease or the Premises, or any part thereof) if, at the time of the attempted exercise of such right of first offer, the original Tenant or such Affiliate assignee, as the case may be, is in physical occupancy and possession of at least eighty percent (80%) of the Premises then leased by Tenant under this Lease.

                                   ARTICLE 2
                                   ---------

                                  LEASE TERM
                                  ----------

     The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "LEASE TERM") shall be as set forth in
Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided, or extended pursuant to the Extension Option Rider attached hereto. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant an amendment in the form as set forth in Exhibit C, attached hereto, which
                                      ---------
amendment Tenant shall execute and return to Landlord within ten (10) days of receipt thereof. If Tenant fails to either execute and return such amendment to Landlord or object thereto within ten (10) days of receipt thereof from Landlord, the amendment as sent by Landlord shall be deemed to have correctly set forth the Lease Commencement Date. Failure of Landlord to send such amendment shall have no effect on the Lease Commencement Date. In the event Landlord shall fail to send to Tenant such amendment within sixty (60) days after the Lease Commencement Date, Tenant may send to Landlord an amendment setting forth the Lease Commencement Date, in the form of the attached Exhibit
                                                                       -------
C, which amendment Landlord shall execute and return to Tenant.  If Landlord
-
fails to either execute and return such amendment to Tenant or object thereto within ten (10) days of receipt thereof from Tenant, the amendment as sent by Tenant shall be deemed to have correctly set forth the Lease Commencement Date.

                                   ARTICLE 3
                                   ---------

                                   BASE RENT
                                   ---------

     Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever (except as otherwise expressly set forth in this Lease). The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                   ---------

                                ADDITIONAL RENT
                                ---------------

     4.1  Additional Rent.  In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.8 and
4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this
Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------
have the meanings hereinafter set forth:

          4.2.1 "BASE YEAR" shall mean the year set forth in Section 9.1 of the Summary.

          4.2.2 "CALENDAR YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.4 "EXPENSE YEAR" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          4.2.5 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the management, maintenance, repair, replacement, restoration or operation of the Building and Real Property, including, without limitation, any amounts paid for: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.6 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith (but excluding all costs for materials, utilities, goods and services furnished by Landlord which are not required to be furnished by Landlord, and which have been directly paid for by Tenant or other tenants to Landlord); (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation of any government mandated transportation system management program or similar program; (iii) costs of insurance obtained by Landlord, including commercially reasonable deductibles for fire and extended coverage but in no event to include any earthquake insurance deductibles; provided, however, that in the event Landlord shall not carry a type or amount of insurance during the Base Year, but shall either obtain an additional type of insurance or increase the amount of coverage of an existing type of insurance in an Expense Year subsequent to the Base Year, the Operating Expenses for the Base Year shall be increased by an amount equal to the costs of such additional insurance and/or the increased amount of such existing type of insurance that Landlord would have incurred had Landlord obtained such additional or increased amount of such insurance during the Base Year; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building and Real Property;
(v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); provided, however, that the management fee charged by Landlord for the Building and Real Property shall not exceed the management fees being charged by comparable landlords of Comparable Buildings (as defined in Section
6.1 below) for comparable services, and shall not be duplicative of any other management fee charged by Landlord for the Building or Real Property; (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building and Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, however, that if any such persons provide services for more than one (1) building of Landlord, then a prorated portion of their wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (viii) subject to the second to last paragraph of this Section 4.2.5, payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or Real Property (collectively, "EASEMENT/SHARING AGREEMENTS");
(ix) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; and (x) amortization on a straight-line basis over the useful life [together with interest at the Interest Rate, as defined in Section
4.7 below, on the unamortized balance] of all of the following costs (or lease expenses where the item is leased) of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption (provided the annual amortized cost does not exceed the higher of the actual cost savings realized or the cost savings reasonably anticipated to be available, and such savings do not redound primarily to the benefit of any particular tenant or group of tenants (which group does not include Tenant); or (2) required by (xx) any new (or change in) local, state or federal ordinances, statutes, codes, laws, rules or regulations issued after the Lease Commencement Date of any governmental or quasi-governmental authority who shall have the power, authority and jurisdiction over such local, state or federal ordinances, statutes, codes, laws, rules or regulations (collectively "LAWS") or (yy) any currently existing Laws, the enforcement of which does not become legally applicable to the Building until after the Lease Commencement Date, it being agreed and understood that no cost incurred by Landlord in connection with (aa) performing the initial Tenant Improvements pursuant to the Tenant Work Letter, or (bb) the subsequent performance of any work currently required in the Building pursuant to any currently applicable and enforceable codes (including without limitation the Americans with Disabilities Act), as such codes exist as of the date hereof, shall be included in Operating Expenses for purposes of calculating Tenant's Proportionate Share thereof; or (3) replacement of exterior perimeter window coverings and of carpeting and wall coverings provided by Landlord in the common areas of the Building; or (4) minor capital expenditures or improvements where each such improvement or acquisition costs less than Twenty Thousand Dollars ($20,000.00) in any twelve-month period in the aggregate, and the cost of capital tools not in excess of Five Thousand Dollars ($5,000.00) in any twelve
(12) month period in the aggregate. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is less than 95% occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been at least 95% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "COST POOLS"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building.

          Notwithstanding the foregoing, Operating Expenses shall not, however, include:

               (A) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants or occupants improvements made for other tenants or occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Building;

               (B) costs of a capital nature for the Real Property, except as specifically set forth in subclause (x) hereinabove;

               (C) interest and principal payments, points and fees, on mortgages or deeds of trust or other debt for borrowed money (except for interest as described in subclause (x) hereinabove) ;

               (D) specific costs or services billed to and paid by specific tenants other than Tenant;

               (E) costs of repairs and maintenance reimbursed by any other party;

               (F) marketing costs including any sale/transfer/leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, agreements, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with sale/transfer/lease, sublease and/or assignment negotiations and transactions with present or prospective purchasers, tenants or other occupants of the Building;

               (G) attorneys' fees and other costs incurred in attempting to collect rent or evict tenants for nonpayment of rent;

               (H) depreciation, amortization and interest payments, (except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life);

               (I) costs including penalties, fines and associated legal expenses incurred due to the violation by Landlord or any other tenant in the Building of applicable federal, state or local governmental laws, codes and similar regulations that would not have been incurred but for any such violations by Landlord or any tenant in the Building, it being intended that each party shall be responsible for the costs resulting from its own violation of such laws, codes and regulations (notwithstanding the immediately foregoing, interest or penalties incurred in connection with assessments or taxes which are reasonably contested by Landlord shall be deemed Operating Expenses);

               (J) general overhead and general administrative expenses, advertising and promotional expenses incurred in leasing the Building;

               (K)  ground rental payments;

               (L) insurance deductibles in excess of commercially reasonable deductibles for fire and extended coverage, and any earthquake insurance deductible in any Lease Year irrespective of whether such amount is considered commercially reasonable;

               (M) rentals and other related expenses incurred in leasing systems, equipment and other items which are ordinarily considered capital items and which, if purchased rather than rented, would constitute a capital cost which is specifically excluded in subsection (B) hereinabove, except for (1) costs of equipment not affixed to the Building which is used in providing janitorial or similar services, (2) expenses in connection with making repairs on or keeping the Systems and Equipment in operation while repairs are being made, and (3) in the event of an emergency;

               (N) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

               (O) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

               (P) costs incurred by Landlord due to the violation by Landlord of (1) the terms and conditions of any lease or other occupancy of space in the
Building, (2) this Lease, or (3) any covenants, conditions and restrictions encumbering the real property;

               (Q) costs of correcting defects in the construction of the Building;

               (R) costs incurred in connection with upgrading the Building to comply with disability, fire and life safety and earthquake retrofit codes in effect (and legally applicable to the Building) prior to the Lease Commencement Date. and costs incurred in steel frame construction testing required by applicable laws in effect prior to the Lease Commencement Date;

               (S) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due;

               (T) costs arising from Landlord's charitable or political contributions;

               (U) costs for acquisition of sculpture, paintings or other objects of art except for the cost of acquiring any governmentally mandated art objects;

               (V) payments in connection with overhead or profit to subsidiaries or affiliates of Landlord as a result of a noncompetitive selection process for providing management or other services in or to the Building, or for supplies or other materials to be provided to the Building, to the extent that the costs of such services, supplies or materials shall exceed the costs that would have been provided by parties unaffiliated with Landlord on a competitive basis;
               (W) costs arising from the presence of Hazardous Materials in or about the Building or the Real Property (including, without limitation, Hazardous Materials in the ground water or soil) to the extent such Hazardous Materials are (i) in existence as of the Lease Commencement Date and in violation of applicable Laws, in effect as of the Lease Commencement Date, or
(ii) introduced after the Lease Commencement Date in violation of applicable Laws in effect as of the date of introduction;

               (X) advertising and promotional expenditures, and the cost of signs in or on the Building identifying the owner of the Building or other tenants of the Building;

               (Y) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Real Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except actions where the default of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Real Property, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Real Property, disputes of Landlord with Real Property or parking management, or outside fees paid in connection with disputes with other tenants; and

               (Z) attorneys' fees and costs in connection with any litigation between Landlord and Tenant.

          Landlord agrees that any costs incurred in any Expense Year after the Base Year (x) because of added services which were readily available during the Base Year and customarily provided by landlords of Comparable Buildings during the Base Year (but not by Landlord) and not included in the Base Year, and/or
(y) under any Easement/Sharing Agreement entered into after the Base Year, shall be added to and included in the Base Year as if the costs were incurred and/or paid in the Base Year.

          Landlord agrees that since one of the purposes of Operating Expenses and the 95% gross-up provision described above is to allow Landlord to require Tenant to pay for the Operating Expenses attributable to the Premises, Landlord agrees that (a) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building and the Real Property, (b) Landlord shall make no profit from the collection of operating expenses from the tenants of the Building, and (c) Landlord shall not charge Tenant, for utilities used by Tenant within the Premises, an amount which shall exceed the amount charged Landlord by the provider of such utility, plus Landlord's other actual costs of reasonable overhead, administration and depreciation charges, as applicable.

          4.2.6 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

          4.2.7 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes and the Building was at least 95% occupied with tenants paying full rent.

               4.2.7.1 Tax Expenses shall include, without limitation:

                         (i)   Any tax on Landlord's rent, right to rent or
other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                         (ii)  Any assessment, tax, fee, levy or charge in
addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                         (iii) Any assessment, tax, fee, levy, or charge
allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                         (iv)  Any assessment, tax, fee, levy or charge, upon
this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                         (v)   Any reasonable expenses incurred by Landlord in
attempting to protest, reduce or minimize Tax Expenses.

               4.2.7.2 If in any Expense Year subsequent to the Base Year ("ADJUSTMENT YEAR"), the amount of Tax Expenses for such applicable Adjustment Year decreases below the Tax Expenses for the Base Year, then for purposes of such Adjustment Year and all subsequent Expense Years, the Tax Expenses for the Base Year shall be decreased by an amount equal to the amount of the decrease in Tax Expenses for the applicable Adjustment Year below the Tax Expenses for the Base Year. Conversely, if the Tax Expenses for any Expense Year subsequent to the Adjustment Year in question (the "READJUSTMENT YEAR") are increased as a result of the assessor's denial of a Proposition 8 reduction (whether or not Landlord timely filed for such a reduction) which is greater than or equal to the Proposition 8 reduction secured during the Adjustment Year in question, then for purposes of all subsequent Expense Years, including the Readjustment Year in question, the Tax Expenses deemed attributable to the Base Year shall be increased by an amount equal to the amount of the increase in Tax Expenses during such Readjustment Year over the Tax Expenses for the Adjustment Year in question which resulted from Landlord's failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during such Adjustment Year. Landlord and Tenant acknowledge that this provision is not intended to in any way affect the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in the assessed value of the Real Property or the improvements thereon for the purpose of determining Tax Expenses for the Base Year (as such statutory increase may be modified by subsequent legislation) or the amount of Tax Expenses due to any changes of ownership.

               4.2.7.3 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Building or Real Property),
(ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.4 of this Lease, and (iv) taxes attributable to leasehold improvements of other tenants' premises in the Building in excess of the Cut-Off Point, as that term is defined in Section 4.4.1 below, but only to the extent such taxes in excess of the Cut-Off Point are paid directly by other tenants (or if not required by Landlord to be paid by such other tenants, to the extent Landlord requires Tenant to pay such taxes attributable to leasehold improvements in the Premises in excess of the Cut-Off Point).

               4.2.7.4 All assessments for Tax Expenses which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Tax Expenses except in the year in which the installment is actually paid; provided, however, if the prevailing practice in Comparable Buildings is to pay such assessments on an earlier basis, and Landlord pays on such basis, such assessments shall be included in Tax Expenses as paid by Landlord; provided, however, that in no event shall Landlord include any accrued interest resulting from such assessments in its computation of Tax Expenses.

          4.2.8  "TENANT'S SHARE" shall mean the percentage set forth in Section
9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

     4.3  Calculation and Payment of Additional Rent.
          ------------------------------------------

          4.3.1  Calculation of Excess.  If for any Expense Year ending or
                 ---------------------
commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

          4.3.2  Statement of Actual Direct Expenses and Payment by Tenant.
                 ---------------------------------------------------------
Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a detailed statement (the "STATEMENT") which shall state the Direct Expenses on a general line item by line item basis incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Within thirty (30) days after receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. In the event the Statement indicates that the Excess for such Expense Year is less than the total Estimated Excess payments made by Tenant for such Expense Year, Landlord shall refund such overpayment to Tenant within thirty (30) days after delivery of such Statement (or at Landlord's option, such overpayment shall be credited against the Rent next due and payable under this Lease). Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord the amount by which the Excess for such Expense Year exceeds the Estimated Excess payments made by Tenant for such Expense Year, or Landlord shall reimburse to Tenant any overpayment of Estimated Excess payments made by Tenant for any such Expense Year if such payments exceed the amount of Excess for such Expense Year, as the case may be; such payment by Landlord or Tenant, as applicable, shall be made within thirty (30) days after the Statement for such final Expense Year is delivered by Landlord to Tenant. The failure of Landlord to furnish the Statement for any Expense Year within such 120 day period shall not prejudice Landlord from enforcing its rights under this Article 4; provided, however, Landlord's failure to provide Tenant with a Statement for a particular Expense Year within the earlier of (i) two (2) years after the end of the Expense Year in question or (ii) one (1) year after the last Expense Year of the Lease Term, shall constitute a waiver of Landlord's right to collect any increase in Direct Expenses for the time period in question. Such waiver shall not affect Tenant's right to a credit for overpayment should it be due under this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

          4.3.3  Statement of Estimated Direct Expenses.  In addition, Landlord
                 --------------------------------------
shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable detailed estimate (the "ESTIMATE"), on a general line item by line item basis, of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Landlord agrees that the total amount of Direct Expenses set forth on any Estimate Statement delivered to Tenant for any current Expense Year after the Base Year shall not exceed the amount of actual Direct Expenses for the prior Expense Year by more than ten percent (10%), unless Landlord shall, concurrently with the delivery by Landlord to Tenant of the Estimate Statement for such current Expense Year, deliver to Tenant reasonably detailed evidence that the Direct Expenses are reasonably estimated by Landlord to be higher.

     4.4  Taxes and Other Charges for Which Tenant Is Directly Responsible.
          ----------------------------------------------------------------
Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          4.4.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the amount per usable square foot which Landlord uses as a base value above which Landlord charges tenants in the Building for real estate taxes attributable to the cost or value of leasehold improvements located in such tenants' premises (the "CUT-OFF POINT");

          4.4.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Building Parking Facility); or

          4.4.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.5  Books and Records.  Landlord shall maintain books and records, or make
          -----------------
available such books and records, in Los Angeles County in accordance with sound accounting and management practices, reflecting the Direct Expenses. Landlord shall maintain such books and records for the Direct Expenses for each Expense Year for the entirety of the period which ends on the earlier to occur of two
(2) years following Landlord's delivery to Tenant of each such Statement or one
(1) year as to the Statement pertaining to the final Expense Year.

     4.6  Audit Rights.  In the event Tenant disputes the amount of the Direct
          ------------
Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's office in Los Angeles County during normal business hours, Landlord's books, records and supporting documents concerning the Direct Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Direct Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within two (2) years immediately following Landlord's delivery of the particular Statement in question (the "REVIEW PERIOD") (which Review Period shall be reduced to one (1) year with respect to the Statement applicable to the last Expense Year during the Lease Term); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Direct Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant (the "ACCOUNTANT") to complete an audit of Landlord's books and records to determine the proper amount of the Direct Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be of the "Big 6" accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty
(30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by four percent (4%) or more of the total Direct Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Direct Expenses shown thereon.

     4.7  Late Charges.  If any installment of Rent or any other sum due from
          ------------
Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after notice that the same is past due then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within three
(3) business days after the date that they are due shall thereafter bear interest until paid at a rate (the "INTEREST RATE") equal to the lesser of (i) the "PRIME RATE" or "REFERENCE RATE" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus two percent (2%), or (ii) the highest rate permitted by applicable law. Landlord's failure to demand payment of any late charge or interest shall not constitute a forbearance of such amounts and shall not compromise Landlord's right to deem Tenant's failure to pay such amounts (or any overdue rent upon which such late charge and interest are chargeable) in a timely manner as a default by Tenant under this Lease or limit any other rights given to Landlord under this Lease or by law or equity. Notwithstanding the foregoing, in the event Landlord shall, at Landlord's sole and absolute discretion, elect not to bill Tenant for any late charge and/or interest due on the overdue amount within six (6) months of the date payment of such amount was due, such payment of the late charge and/or interest on the overdue amount shall be deemed to be waived and Tenant shall have no further obligation with respect to such late charge or interest.

                                   ARTICLE 5
                                   ---------

                                USE OF PREMISES
                                ---------------

     Tenant shall use the Premises solely for general office and administrative purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached
                                                             ---------
hereto, or in violation of the laws of the United States of America, the state in which the Building is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Landlord represents and warrants to Tenant that general office use in the Premises is permitted by any existing recorded covenants, conditions or restrictions. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below, except for ordinary and general office supplies typically used in the ordinary course of business within office space in first-class office buildings (such as copier, toner, liquid paper, glue, ink and common household cleaning supplies) which Tenant must use in compliance with all applicable Laws. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government.

                                   ARTICLE 6
                                   ---------

                             SERVICES AND UTILITIES
                             ----------------------

     6.1  Standard Tenant Services.  Landlord shall, subject to Tenant's repair
          ------------------------
obligations set forth in this Lease, operate the Building and Real Property, and the common areas thereof, in a manner at least comparable to the manner of operation of other comparable low-rise, suburban office buildings of similar age and quality as the Building in Conejo Valley ("COMPARABLE BUILDINGS"). In connection with the foregoing, and consistent with the services provided in the Comparable Buildings, Landlord agrees to furnish or cause to be furnished to the Premises the following services and utilities subject to the conditions and in accordance with standards set forth below:

          6.1.1 Landlord shall provide heat, ventilation and air conditioning ("HVAC") services to the Premises when reasonably required for the comfortable occupancy of the Premises for normal general office use, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and on Saturday from 9:00 a.m. to 1:00 p.m., subject to any governmental requirements or standards relating to, among other things, energy conservation and except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other nationally recognized holidays as established from time to time (collectively, the "HOLIDAYS"). The hours set forth in this Section 6.1.1 are sometimes hereinafter referred to as "BUSINESS HOURS." Notwithstanding the foregoing to the contrary, during construction of the initial Tenant Improvements, Tenant shall install separate 24-hour supplemental HVAC units for Tenant's data center to be constructed by Tenant in the Premises as described in the Tenant Work Letter ("DATA CENTER"), which shall provide 24-hour HVAC to the Data Center and shall be located in the Premises or, subject to Landlord's approval, on the roof of the Building (collectively, "SUPPLEMENTAL HVAC UNITS").

          Upon request, Landlord shall make available to the remainder of the Premises which is other than the Data Center HVAC services at times other than Business Hours at a charge to Tenant equal to Landlord's "actual cost" of such services (which "actual cost" shall not include any profit to Landlord but may include reasonable overhead, administration or depreciation charges) which is currently Fifty Dollars ($50.00) per hour, as the same may increase from time to time, but in no event shall such rate increase in excess of Landlord's actual cost of providing such after-hours HVAC services. Upon request, Landlord shall provide Tenant with documentation to support Landlord's after-hours HVAC charges to Tenant. The expenses for such after-hours HVAC services shall be billed to Tenant monthly, as additional rent, and shall be payable by Tenant to Landlord within thirty (30) days of receipt.

          6.1.2 Landlord shall make available to the Premises twenty-four (24) hours a day, seven (7) days a week, electrical current adequate for normal general office use in the Premises. Tenant's use of electric current (including electric current for Tenant's Supplemental HVAC Units) shall not exceed the capacity of the feeders to or risers of the Building, it being acknowledged by the parties that the current design specifications for the Supplemental HVAC Units set forth in the Final Space Plan (as defined in the Tenant Work Letter)
does not exceed the existing capacity of such feeders or risers.    Electricity
for the Premises, including for Tenant's Supplemental HVAC Units, shall be separately metered pursuant to electrical meter(s) installed during construction of the initial Tenant Improvements pursuant to the Tenant Work Letter.

          6.1.3 Upon request, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises, the cost of which shall be included in Operating Expenses. Tenant shall pay for the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

          6.1.4 Landlord shall make available to the Premises twenty-four (24) hours a day, seven (7) days a week, city water from the regular Building outlets for drinking, lavatory and toilet purposes for general office use.

          6.1.5 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in accordance with the Specifications attached hereto as Exhibit E and at least comparable to that provided in Comparable
          ---------
Buildings.

          6.1.6 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

     6.2  Additional Use.  Landlord may impose a reasonable charge, not in
          --------------
excess of Landlord's actual cost therefor, for any utilities and services provided to the Premises beyond the levels described in Section 6.1 above (which the parties agree in the case of electric current is, on a demand load basis for all equipment and lighting, four (4) watts per rentable square foot multiplied by the rentable area of the Premises on a monthly basis for the Business Hours), but such wattage amount shall not include any electric current attributable to the operation of the base Building HVAC), or special electrical, cooling or ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses which require utilities or services in excess of the levels described in Section 6.1 above.

     6.3  Interruption of Use.  Tenant agrees that Landlord shall not be liable
          -------------------
for damages, by abatement of Rent (except as provided in Section 6.5 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof (including any failure or insufficiency of Tenant's emergency back-up power through the Emergency Generator or Hubbell Plug described in Section 6.7 below), when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.5 below) or performing any of its obligations under this Lease. In the event of any failure, stoppage or interruption in utilities or services, Landlord shall use reasonable diligence to cause such utilities and or services to be promptly resumed. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

     6.4  Additional Services.  Landlord shall also have the right, but not the
          -------------------
obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, non-Building standard lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the actual costs to Landlord of providing such additional services plus a five percent (5%) administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.5  Abatement of Rent When Tenant Is Prevented From Using Premises.  In
          ----------------------------------------------- --------------
the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "ELIGIBILITY PERIOD") as a result of (i) any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date and required to be performed by Landlord under this Lease or permitted pursuant to Section 24.30 below, or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above (which failure is not the result of any defects in, damage to or repairs required to be made to the Supplemental HVAC Units or other Data Center Work), (iii) any failure to provide access to the Premises, or (iv) because of the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which was not caused or introduced by Tenant, which Hazardous Materials could, in Tenant's business judgment and taking into account the standards, guidances and recommendations included in applicable Laws pertaining to Hazardous Materials, pose a material and significant health risk to occupants of the Premises, then Tenant's obligation to pay Base Rent and Direct Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

     6.6  Tenant's Right to Install Security System.  If Tenant wishes to
          -----------------------------------------
establish or install any automated and/or nonautomated security system in, on or about the Premises, Tenant shall first notify Landlord of Tenant's plan for any such system, and Landlord shall have the right to review and approve or disapprove said plan in Landlord's discretion. If Landlord approves any such plan and Tenant establishes or installs any automated and/or nonautomated security system in, on or about the Premises, and should such system adversely or materially affect the Premises or the Building or the desirability of the Premises or the Building as office space, or as an office building, or have an adverse or material effect on other tenants respectively, Landlord shall subsequently have the right to review Tenant's security system from time to time and request Tenant to make changes in the security services and/or equipment. Tenant shall make such requested changes immediately thereafter. Landlord shall have no obligation to maintain, service or respond to Tenant's security system. Tenant hereby indemnifies, defends, protects and holds Landlord harmless from and against any and all claims, losses and damages (including, but not limited to actual and consequential damages) by or on behalf of Tenant, or any other person, including but not limited to its employees, visitors, invitees, licensees or customers, arising directly or indirectly from Landlord's not maintaining, servicing or responding to Tenant's security system.

     6.7  Back-Up Power.  Tenant desires back-up emergency power for the
          -------------
operation of Tenant's business in the Premises in the event of a power failure in the Premises, which emergency back-up power shall be provided through one of the following methods as mutually determined by Landlord and Tenant during the preparation of the Working Drawings for the Tenant Improvements pursuant to the Tenant Work Letter: (i) from a new emergency generator to be installed by Landlord on the Real Property, which generator includes the generator itself, an automatic transfer switch, distribution boards, conduit and wire directly attributable to emergency power distribution, and fuel tank (collectively , the "EMERGENCY GENERATOR"), with connections to the Premises via electrical cabling to be installed by Landlord pursuant to the Tenant Work Letter during the construction of the initial Tenant Improvements; or (ii) Tenant's own portable emergency generator to be brought onto the Real Property during such power failure and connected to the Premises via a "HUBBELL PLUG" and with connections to the Premises via electrical cabling to be installed by Landlord pursuant to the Tenant Work Letter during the construction of the initial Tenant Improvements. The cost of acquisition and installation of the Emergency Generator (or Hubbell Plug) and related electrical cabling shall be paid for by Landlord, while the cost of Tenant's own emergency generator in the event the Hubbell Plug is installed shall be paid for by Tenant; provided, however, Tenant shall reimburse Landlord on a monthly basis, as Additional Rent, for Tenant's pro rata share of the actual cost of acquisition and installation (amortized on a monthly basis over the period which is the earlier of (A) the portion of the Lease Term remaining following installation of the Emergency Generator or (B) the useful life of the Emergency Generator, as reasonably determined by Landlord), use, operation, repair and, if necessary, replacement of the Emergency Generator if installed pursuant to (i) hereinabove. Such pro rata share shall be determined based upon the ratio of the amperage capacity reserved or required for Tenant's emergency power use to the total amperage capacity of the Emergency Generator. Landlord makes no representations or warranties whatsoever that the Emergency Generator and/or Hubbell Plug (and related cabling and connections) will provide sufficient back-up power for the Premises or are suitable for their intended purposes.

                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     7.1  Tenant's Repairs.  Subject to Landlord's construction obligations in
          ----------------
the Tenant Work Letter and Landlord's repair obligations in Section 7.2 below, Tenant shall, at Tenant's own expense, keep the Data Center and all non-structural portions of the Premises, including all improvements, fixtures and furnishings therein (but excluding the Base Building Systems, as defined in Section 7.2 below), in good order, repair and condition at all times during the Lease Term, except for damage by ordinary wear and tear, and except for any and damage by casualty which is Landlord's obligation to repair in Section 11.1 below. Such repair obligations shall include, without limitation, (i) the obligation to promptly and adequately repair all damaged or broken fixtures and appurtenances, and (ii) maintaining, repairing and replacing, as necessary, at Tenant's sole cost and expense, the Data Center and Data Center Work (including, without limitation, the Supplemental HVAC Units, whether installed in the Premises or on the roof of the Building), which repairs shall include ordinary wear and tear and casualty damage and shall be performed by a third-party maintenance contractor selected by Tenant and approved by Landlord pursuant to a maintenance contract approved by Landlord; provided, however, Landlord may elect to perform such maintenance, repairs and/or replacements, and Tenant shall pay to Landlord, as Additional Rent, the actual, documented and reasonable cost thereof (including the cost of the maintenance contract), without profit to Landlord, within thirty (30) days after invoice from Landlord. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant written notice that Tenant must do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.
Should Tenant refuse or neglect to repair the Premises at any time within ten
(10) days from the date on which Landlord makes such written demand on Tenant to effect such repair (or if such repair shall require more than ten (10) days to complete and Tenant shall fail to commence such repair within such ten (10) day period and to thereafter pursue such repair diligently to completion), Landlord may enter the Premises and make such repairs, and upon completion thereof, Tenant agrees to pay to Landlord, as additional rent, Landlord's reasonable costs of completing such repairs plus an amount not to exceed five percent (5%) of such costs for Landlord's overhead, within thirty (30) days of receipt from Landlord of a written itemized bill therefor. Prior to commencing any item of repair or maintenance work which is connected to or may potentially adversely affect any structural portion of the Building or any of the Base Building Systems, Tenant shall notify Landlord and Landlord may elect to perform the required work at Tenant's cost, which shall in no event exceed the cost for which Tenant could have had the work performed.

     7.2  Landlord's Repairs.  Anything contained in Section 7.1 above to the
          ------------------
contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, the common areas of the Building and Real Property, the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises (collectively, "BASE BUILDING SYSTEMS") and the public restrooms on each floor of the Building in good order, repair and condition and in a manner at least comparable to the Comparable Buildings; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall, subject to Article 10, pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. The Base Building Systems shall not include Tenant's Supplemental HVAC Units or any other Data Center Work, but shall include the Emergency Generator or Hubbell Plug (as defined in Section 6.7 above) and related electrical cabling to the Premises. In addition to the foregoing, such portions of the Building and the Real Property (including, without limitation, the common areas and Base Building Systems) shall be maintained by Landlord in a condition and a state of repair at least comparable to the condition and state of repair in which the Comparable Buildings are being maintained. Furthermore, Landlord shall comply with all laws which are applicable to the common areas of the Building and Real Property, the structural portions of the Building and the Base Building Systems, the cost of which compliance shall be included in Operating Expenses except to the extent specifically excluded therefrom in Article 4; provided however that
(i) to the extent any such costs are incurred to rectify any such non-compliance of any such portion of the Real Property in existence as of the Lease Commencement Date and not resulting from Tenant's Data Center Work, Landlord shall pay for such costs from its own funds and not as part of Operating Expenses, and (ii) to the extent any such compliance is necessitated by any Tenant-Caused Events (as defined below), Tenant shall be liable for such compliance at Tenant's sole cost and expense. As used herein, "TENANT-CAUSED EVENTS" shall mean any such compliance necessitated by (A) any Alterations performed by or for Tenant which is not otherwise included in Landlord's obligation in clause (i) hereinabove, (B) the Data Center Work, (C) any specific act or negligence of Tenant or Tenant's agents, employees, licensees or invitees, and/or (D) by Tenant's specific manner of use of the Premises. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, and such repairs by Landlord shall be diligently prosecuted to completion during non-Business Hours, to the extent practicable. There shall be no abatement of rent (except as expressly provided in Section 6.5 and Articles 11 and 12) and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Subject to Section
7.3 below, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

     7.3  Tenant's Right to Make Repairs.  If Tenant provides written notice (or
          ------------------------------
oral notice in the event of an emergency, such as damage or destruction to or of a structural component, or any electrical, plumbing, mechanical or telecommunications system of or in the Building or the Premises (including but not limited to damage to the roof, or exterior window or door)) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance pursuant to Section 7.2 above, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer period as reasonably necessary if more than 30 days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same), then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, and such work will affect the Base Building Systems (including, without limitation, any riser cabling) or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such systems unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty
(30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord and file an action in a court of competent jurisdiction in connection therewith.

                                   ARTICLE 8
                                   ---------

                           ADDITIONS AND ALTERATIONS
                           -------------------------

     8.1  Landlord's Consent to Alterations.  Tenant may not make any
          ---------------------------------
improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may adversely affect the structural components of the Building or the Systems and Equipment or which can be seen from (or may affect any area) outside the Premises (the "PROHIBITED ALTERATIONS"). Notwithstanding the foregoing to the contrary, Landlord's prior consent shall not be required with respect to any interior Alterations to the Premises which (i) are not the Prohibited Alterations, (ii) cost less than $25,000.00 for any one (1) job, and (iii) do not require a permit of any kind, as long as (A) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (B) the other conditions of this Article 8 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Tenant shall pay directly for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall also pay to Landlord, within thirty (30) days after invoice; (1) the actual and reasonable out-of-pocket costs incurred by Landlord for professional services and for the general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations (provided, however, that such Landlord costs shall not exceed the costs charged by comparable landlords of Comparable Buildings to so review and approve such plans and specifications as set forth herein); plus (2) a Landlord supervision fee of four percent (4%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

     8.2  Manner of Construction.  Landlord may impose, as a condition of its
          ----------------------
consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work as long as such contractors are cost competitive). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, with respect to any Alterations which costs in excess of $25,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

     8.3  Landlord's Property.  All Alterations, improvements, fixtures and/or
          -------------------
equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Lease Term; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease; provided further, however, that Tenant shall in no event be required to remove any of the initial Tenant Improvements installed pursuant to the Tenant Work Letter or any Alteration which is a typical office alteration (it being agreed by Tenant that internal stairwells and raised floors are not typical office alterations). Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in Section 8.1 above; provided, however, that Tenant shall in no event be required to remove any Alteration which is a typical office alteration. If Landlord requires Tenant to remove any such Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9
                                   ---------

                            COVENANT AGAINST LIENS
                            ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record, within twenty (20) days after the date of filing, by payment of the lien amount or by posting a bond in the amount of such lien or otherwise. Should Tenant fail to cause such liens to be released of record within such twenty (20) day period, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within fifteen (15) days after receipt of invoice therefor from Landlord.

                                  ARTICLE 10
                                  ----------

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     10.1    Indemnification and Waiver. Tenant hereby assumes all risk of
             --------------------------
damage to property and injury to persons, in or on the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability, including without limitation court costs and reasonable attorneys' fees (collectively, "CLAIMS") incurred in connection with or arising from any cause in or on the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in or on the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, Building and Real Property. Notwithstanding anything in this Section
10.1 to the contrary, the foregoing assumption of risk, release and indemnity shall not apply to any Claims to the extent (i) resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees, (ii) not covered by Tenant's insurance (and which would not have been covered by Tenant's insurance had Tenant carried the insurance required pursuant to the terms of this Lease), and (iii) not self-insured by Tenant pursuant to the terms of this Lease (collectively, the "EXCLUDED CLAIMS"), and Landlord shall indemnify, protect, defend and hold harmless Tenant and its affiliates and their respective partners, sub-partners, officers, agents and employees (collectively, "TENANT PARTIES") from and against any such Excluded Claims, but only to the extent Landlord's liability is not waived and released by Tenant pursuant to the terms of Section 10.4 of this Lease (provided, however, that Landlord's indemnity shall, in no event, extend to loss of profits, loss of business and other consequential damages incurred by Tenant or any Tenant Parties). The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

     10.2    Landlord's Insurance. Landlord shall carry commercial general
             --------------------
liability insurance with respect to the Building and Real Property during the Lease Term, and shall further insure the Building (except, at Landlord's option, with respect to items required to be insured by Tenant pursuant to Section
10.3.2 of this Lease) during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (with at least full replacement cost coverage with respect to casualty damage), provided that in no event shall Landlord be required to carry earthquake or flood insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3    Tenant's Insurance. Tenant shall maintain the following coverages
             ------------------
in the following amounts from and after the date (the "INSURANCE START DATE") which is the earlier of (i) the date Tenant performs any work in, or takes occupancy of, all or any portion of the Premises, or (ii) the Lease Commencement Date, and continuing throughout the Lease Term:

             10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and                                   $3,000,000 each occurrence
Property Damage Liability                           $3,000,000 annual aggregate

Personal Injury Liability                           $3,000,000 each occurrence
                                                    $3,000,000 annual aggregate
                                                    0% Insured's participation

             10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) the Tenant's Data Center Work and all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

             10.3.3 Business Interruption Insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings and incurred costs attributable to the perils covered by Tenant's property insurance described in
Section 10.3.2 above; provided, however, Tenant may self-insure for the insurance set forth in this Section 10.3.3, but any such self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10.

             10.3.4   Form of Policies. The minimum limits of policies of
                      ----------------
insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies that has an interest in the Real Property, Building or Premises, as an additional insured (but Tenant shall not be required to name Landlord as an additional insured with respect to Tenant's property damage insurance described in Section 10.3.2 (i) above) ; (ii) specifically cover the liability maintained by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) contain deductibles reasonably approved by Landlord (which deductibles with respect to the insurance described in Section
10.3.2 shall in no event exceed $10,000.00). Tenant shall deliver certificates of such insurance policies to Landlord at least five (5) days before the Insurance Start Date and at least fifteen (15) days before the expiration dates of such policies. If Tenant shall fail to procure such insurance, or to deliver such certificates, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

     10.4 Subrogation.  Landlord and Tenant agree to have their respective
          -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. Anything in this Lease to the contrary notwithstanding (including the provisions of Section 10.1 above), to the fullest extent permitted by law, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action, against each other, their partners, agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Real Property, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord or Tenant and their partners, agents, representatives, officers and employees, but only to the extent such loss or damage is covered by, and proceeds are collectible under, insurance in effect at the time of such loss or damage or would be covered by the casualty insurance required to be carried under Sections 10.2 and 10.3 above if such insurance is self-insured or is otherwise not being carried in breach of said obligations. Landlord and Tenant agree to give immediately to their respective insurance companies, which have issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 10.4, and to have the insurance policies properly endorsed, if necessary. Landlord and Tenant acknowledge that the waivers and releases set forth in this
Section 10.4 are intended to result in any loss or damage which is covered by casualty insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by such insurance or is being self-insured and this Lease required such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

     10.5    Additional Insurance Obligations. Upon demand but not more
             --------------------------------
frequently than once each year, Tenant shall provide Landlord, at Tenant's expense, with such increased amounts of existing insurance, and such other insurance in such limits, as Landlord may reasonably require and such other hazard insurance as the nature and condition of the Premises may require in the reasonable good faith judgment of Landlord, to afford Landlord adequate protection for said risks to the extent such additional insurance coverage shall be available on a commercially reasonable basis; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in Comparable Buildings.

                                  ARTICLE 11
                                  ----------

                            DAMAGE AND DESTRUCTION
                             ----------------------

     11.1    Repair of Damage to Premises by Landlord.  Tenant shall promptly
             ----------------------------------------
notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, or any other modifications to the common areas deemed desirable by Landlord, in its reasonable discretion, provided use of and access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises (using first proceeds available to the Landlord under Tenant's casualty insurance policy and secondly using the proceeds available under Landlord's casualty insurance policy) and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant and Landlord's insurance carrier, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval (which approval shall not be unreasonably withheld or delayed), all plans, specifications and working drawings relating thereto, and Landlord shall, in its reasonable discretion, select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Direct Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant for the purpose of conducting its business in the ordinary course as a result thereof.

     11.2    Termination Rights.  Within sixty (60) days after Landlord becomes
             ------------------
aware of such damage, Landlord shall notify Tenant in writing ("LANDLORD'S DAMAGE NOTICE") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the repairs of such damage (the "ESTIMATED REPAIR PERIOD"). Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot, in Landlord's opinion, as set forth in Landlord's Damage Notice, reasonably be completed within two hundred seventy (270) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies obtained or required to be obtained pursuant to Section 10.2 above; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord's Damage Notice, be completed within two hundred seventy (270) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a "TENANT DAMAGE EVENT" shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors or licensees, and which damage substantially interferes with Tenant's use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above. In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the Estimated Repair Period plus sixty (60) days, plus the number of days of delay, if any, attributable to events of "Force Majeure," as that term is defined in Section 24.17 hereof (provided that the total number of days of delay attributable to an event of Force Majeure may not exceed thirty (30)), plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant, then Tenant shall have an additional right to terminate this Lease by delivering written termination notice to Landlord within fifteen (15) days after the expiration of such period, which termination shall be effective as of the date of such termination notice. Further, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this
Article 12, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty
(60) days to complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction. If either Landlord or Tenant exercises any of its options to terminate this Lease as provided hereinabove, (1) this Lease shall cease and terminate as of the date of such termination notice, (2) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and (3) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

     11.3    Waiver of Statutory Provisions.  The provisions of this Lease,
             ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

                                  ARTICLE 12
                                  ----------

                                 CONDEMNATION
                                 ------------

     12.1 Permanent Taking.  If the whole or any part of the Premises or
          ----------------
Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that (i) Tenant shall have the right to file any separate claim available to Tenant for (A) any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, (B) Tenant's moving expenses, and (C) interruption to or damage to Tenant's business, and (ii) Landlord and Tenant shall each be entitled to received fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold estate. Landlord shall reasonably cooperate with Tenant in connection with Tenant's efforts to obtain such award to the extent the cooperation of Landlord shall be necessary for Tenant to obtain its award. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

     12.2    Temporary Taking. Notwithstanding anything to the contrary
             ----------------
contained this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   CARTICLE 13
                                   ----------

                          COVENANT OF QUIET ENJOYMENT
                          ---------------------------

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                  ARTICLE 14
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     14.1    Transfers.  Tenant shall not, without the prior written consent of
             ---------
Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty
(20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease if not cured within the applicable cure period. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's reasonable legal fees incurred by Landlord (which shall not exceed $1,500.00 in each instance), within thirty (30) days after written request by Landlord.

     14.2    Landlord's Consent. Landlord shall not unreasonably withhold its
             ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and shall notify Tenant of Landlord's consent or disapproval within ten (10) business days after Landlord's receipt of the Transfer Notice and the other information described in Section 14.1 above. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3 The Transferee is either a governmental agency or instrumentality thereof, other than a governmental entity comparable to a governmental entity already leasing space in the Building directly from Landlord;

          14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

          14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

          14.2.6 The proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Real Property;

          14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent and Landlord has space in the Building available for lease to such party of comparable size as the proposed Subject Space, or
(ii) is in active negotiations with Landlord to lease space in the Building at such time and Landlord has space in the Building available for lease to such party of comparable size as the proposed Subject Space.

     If Landlord consents to any Transfer pursuant to the terms of this Section
14.2 (and does not exercise any recapture rights Landlord may have under Section
14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be substantially more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

     14.3  Transfer Premium.  If Landlord consents to a Transfer, as a condition
           ----------------
thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual, documented and reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements made to the Premises in connection with the Transfer (and any planning and improvement allowances provided by Tenant to the Transferee in connection therewith), and (ii) attorneys' fees, brokerage commissions and advertising expenses in connection with the Transfer (collectively, the "SUBLEASING COSTS").

     14.4  Landlord's Option as to Subject Space.  Notwithstanding anything to
           -------------------------------------
the contrary contained in this Article 14, in the event Tenant contemplates an assignment or subletting of all or a portion of the Premises (or in the event of any other assignment or subletting entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the "INTENTION TO TRANSFER NOTICE") of such contemplated assignment or subletting (whether or not the terms of the contemplated assignment or subletting have been determined). The Intention to Transfer Notice shall specify the portion of and amount of square feet of the Premises which Tenant intends to assign or sublet (the "CONTEMPLATED TRANSFER SPACE"), the contemplated date of commencement of the contemplated assignment or subletting (the "CONTEMPLATED EFFECTIVE DATE"), and the contemplated length of the term of such contemplated subletting or assignment, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section
14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty
(30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated assignment or subletting as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer

Space under this Section 14.4, then, subject to the other terms of this
Article 14, for a period of six (6) months (the "SIX MONTH PERIOD") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any assignment or subletting made during the Six Month Period, provided that any such assignment or subletting is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such assignment or subletting shall be subject to the remaining terms of this Article 14. If such an assignment or subletting is not so consummated within the Six Month Period (or if an assignment or subletting is so consummated, then upon the expiration of the term of any assignment or subletting of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated assignment or subletting, as provided above in this Section 14.4.

     14.5   Effect of Transfer. If Landlord consents to a Transfer, (i) the
            ------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

     14.6    Additional Transfers. Except as expressly provided in Section 14.7
             --------------------
below, for purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer, within a twelve (12)-month period, of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than by reason of an initial public offering and/or to immediate family members by reason of gift or death), or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

     14.7    Affiliated Companies/Restructuring of Business Organization.  The
             -----------------------------------------------------------
assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or
(iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "AFFILIATES") shall not be deemed a Transfer under this Article 14, provided that:

             14.7.1 Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

             14.7.2 Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

             14.7.3 The successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

             14.7.4 Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

             14.7.5 Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

                                  ARTICLE 15
                                  ----------

                             SURRENDER; OWNERSHIP
                             --------------------
                         AND REMOVAL OF TRADE FIXTURES
                         -----------------------------

     15.1    Surrender of Premises. No act or thing done by Landlord or any
             ---------------------
agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2    Removal of Tenant Property by Tenant. Upon the expiration of the
             ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs and casualty damage which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                  ARTICLE 16
                                  ----------

                                 HOLDING OVER
                                 ------------

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the of Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                  ARTICLE 17
                                  ----------


                             ESTOPPEL CERTIFICATES
                             ---------------------

     Either party shall at any time and from time to time (but not more often than three (3) times in any twelve (12) month period) upon not less than fifteen
(15) business day's prior notice from the other party, execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to the actual knowledge of the certifying party, any uncured defaults, or if there are any uncured defaults, a description of such defaults, and (iii) certifying such other reasonable matters as the requesting party may request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property or by any prospective assignee or subtenant of Tenant. If one party does not provide the other party with such statement as required in this Article 17 within such fifteen (15) business day period, the non-complying party shall be deemed to have acknowledged, as true and correct, all of the matters set forth in such statement.

                                  ARTICLE 18
                                  ----------
                                 SUBORDINATION
                                 -------------

     18.1   Subordination.  This Lease is subject and subordinate to all present
            -------------
and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. A condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the lessor or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if required to do so pursuant to any subordination, non-disturbance and attornment agreement executed pursuant to this Section 18.1 or Section 18.2 below, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

     18.2    Existing Agreement. Landlord represents and warrants to Tenant that
             ------------------
as of the date on which Landlord and Tenant execute this Lease there is only one
(1) deed of trust and/or ground lease encumbering, and in force against, the Real Property in favor of General Electric Capital Corporation, a New York corporation (the "CURRENT LENDER"). Simultaneously with Tenant's execution of this Lease, Tenant shall sign, notarize and deliver to Landlord a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit F
                                                                      ---------
attached hereto ("SNDA"). Landlord shall cause the Current Lender to execute such SNDA and deliver such executed SNDA to Tenant within sixty (60) days after the date of execution of this Lease. If Landlord fails to deliver the SNDA executed by Landlord and the Current Lender within such sixty (60) day period, and such failure shall continue for an additional thirty (30) days after notice thereof from Tenant, then Tenant shall have the right to terminate this Lease by notice delivered to Landlord within ten (10) business days after the expiration of such additional thirty (30) day period, but such termination shall be ineffective if the SNDA has been delivered to Tenant prior to the date such termination n otice is delivered to Landlord.

                                 ARTICLE 19
                                 ----------


                    TENANT'S DEFAULTS; LANDLORD'S REMEDIES
                    --------------------------------------

     19.1    Events of Default by Tenant. All covenants and agreements to be
             ---------------------------
kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

             19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, where such failure continues for five (5) business days after written notice thereof by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the
                                                               -------
California Code of Civil Procedure; or

             19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

     19.2    Landlord's Remedies Upon Default. Upon the occurrence of any such
             --------------------------------
default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

             19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                    (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                    (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.7 of this Lease. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this
Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease. Tenant shall pay to Landlord, within fifteen
(15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the foregoing provisions of this Section 19.2.3.

     19.3 Sublessees of Tenant.  If Landlord elects to terminate this Lease on
          --------------------
account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Waiver of Default.  No waiver by Landlord of any violation or breach
          -----------------
by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

     19.5 Efforts to Relet.  For the purposes of this Article 19, Tenant's right
          ----------------
to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession

                                  ARTICLE 20
                                  ----------

                               SECURITY DEPOSIT
                               ----------------

     Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in
Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

                                  ARTICLE 21
                                  ----------

                              COMPLIANCE WITH LAW
                              -------------------

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply and cause the Premises to comply with all such governmental measures, including, without limitation, the making of any improvements and alterations to the Premises (including those considered to be capital improvements); provided, however, that the making of structural changes, changes to the Base Building Systems or changes to the common areas of the Building or Real Property which are not necessitated by any Alterations to the Premises installed by or on behalf of Tenant, by any specific act or negligence of Tenant or Tenant's agents, employees, licensees or invitees, and/or by Tenant's specific manner of use of the Premises, shall be performed by Landlord and the cost thereof shall be included in Operating Expenses except to the extent specifically excluded in Section 4.2.5. In addition, Tenant shall fully comply with all present or future government mandated programs intended to manage parking, transportation or traffic in and around the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                  ARTICLE 22
                                  ----------

                               ENTRY BY LANDLORD
                               -----------------

     Landlord reserves the right at all reasonable times and upon reasonable notice under the circumstances (which in the case of non-emergency repairs shall be at least twenty-four (24) hours' prior notice) to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or mortgagees, or during the last nine (9) months of the Lease Term, to prospective tenants; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

     Tenant may reasonably designate a certain reasonable number of areas within the Premises as "SECURED AREAS" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of an emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with forty-eight (48) hours prior written notice. Landlord shall not show the Secured Area to a prospective lender, purchaser or tenant without forty-eight
(48) hours prior written notice and without Tenant being present.

                                  ARTICLE 23
                                  ----------

                                TENANT PARKING
                                --------------

     Tenant shall have the right to use up to the number and type of parking spaces set forth in Section 11 of the Summary for parking in the Building Parking Facility. Tenant shall not be required to pay any parking charges for the use of such spaces during the initial Lease Term, but during the Option Term if exercised pursuant to the Extension Option Rider, Tenant shall pay to Landlord for the use of such spaces the prevailing monthly parking charges, if any, charged by Landlord or Landlord's parking operator for reserved and unreserved parking, as applicable, in the Building Parking Facility. Tenant shall abide, and cause its employees and visitors who utilize the Building Parking Facility to abide, by all reasonable, non-discriminatory parking rules and regulations for parking in the Building Parking Facility, as may be adopted and/or modified by Landlord and/or Landlord's parking operator from time to time. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Building Parking Facility at any time (so long as Landlord makes available to Tenant in the Building Parking Facility or in a parking facility within a reasonable distance from the Premises, the full number of parking spaces set forth in Section 11 of the Summary) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Building Parking Facility for purposes of permitting or facilitating any such construction, alteration or improvements. The parking passes provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and, except in connection with an assignment or sublease expressly permitted under the terms of Article 14 of this Lease, such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant.

                                  ARTICLE 24
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     24.1 Terms; Captions.  The necessary grammatical changes required to make
          ---------------
the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     24.2 Binding Effect.  Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     24.3 No Waiver.  No waiver of any provision of this Lease shall be implied
          ---------
by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

     24.4 Intentionally Deleted.
          ---------------------

     24.5 Transfer of Landlord's Interest.  Tenant acknowledges that Landlord
          -------------------------------
has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the effective date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     24.6 Prohibition Against Recording.  Neither this Lease, nor any
          -----------------------------
memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     24.7 Landlord's Title; Air Rights.  Landlord's title is and always shall be
          ----------------------------
paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     24.8   Tenant's Signs.
            ---------------

            24.8.1 Entry Door Sign. As part of the initial Tenant Improvements, Tenant shall be entitled to one (1) identification sign outside of the Premises on the floor on which the Premises are located. The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign and except for Tenant's name sign on the Monument Sign described in Section
24.8.2 below, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

            24.8.2  Monument Sign.  Subject to the approval of all applicable
                    -------------
governmental entities, and subject to all applicable governmental laws, rules, regulations and codes, Landlord hereby grants Tenant the non-exclusive right to have the name "RealSelect" (but no other markings) displayed on the existing monument sign located at the main entrance to the Building (the "MONUMENT SIGN"). The design, size, specifications, graphics, materials, colors, lighting (if applicable) and exact location with respect to Tenant's name on the Monument Sign shall be (i) consistent with the other signs (if any) to be placed on the Monument Sign and the quality and appearance of the Real Property and (ii) designated by Landlord, subject to the approval of all applicable governmental authorities. Landlord shall install Tenant's name on the Monument Sign at Tenant's cost (which shall be price competitive). In addition, Tenant shall pay to Landlord, within ten (10) days after demand, from time to time, all other costs (which shall be price competitive) attributable to the fabrication, installation, insurance, lighting (if applicable), maintenance and repair of Tenant's name on the Monument Sign. Landlord shall have the right to relocate, redesign and/or reconstruct the Monument Sign from time to time. The signage rights granted to Tenant under this Section 24.8.2 are personal to the original Tenant executing this Lease and any assignee (including an Affiliate) to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14 of this Lease (but any name change on the Monument Sign to reflect such assignee shall be subject to Landlord's reasonable approval), and may not be exercised or used by or assigned to any other person or entity. Upon termination or expiration of this Lease, or upon the earlier termination of Tenant's signage rights under this Section 24.8.2, Landlord shall have the right to permanently remove Tenant's name from the Monument Sign and to restore and repair all damage to the Monument Sign resulting from such removal, and Tenant shall pay to Landlord, within ten (10) days after demand, all costs incurred in connection with such removal, restoration and repair.

     24.9   Relationship of Parties.  Nothing contained in this Lease shall be
            -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     24.10  Application of Payments.  Landlord shall have the right to apply
            -----------------------
payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     24.11  Time of Essence.  Time is of the essence of this Lease and each of
            ---------------
its provisions.

     24.12  Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     24.13  No Warranty.  In executing and delivering this Lease, Tenant has not
            -----------
relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

     24.14  Landlord Exculpation.  It is expressly understood and agreed that
            --------------------
notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     24.15  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     24.16  Right to Lease.  Landlord reserves the absolute right to effect such
            --------------
other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

     24.17  Force Majeure.  Any prevention, delay or stoppage due to strikes,
            -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     24.18  Consent and Approvals.  Except (i) for matters for which there is a
            ---------------------
standard of consent or discretion specifically set forth in this Lease, (ii) matters which could have an adverse effect on the Building's structure or the Systems and Equipment, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 19 of this Lease (collectively, the "EXCEPTED MATTERS"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or their determination, Landlord and Tenant shall act reasonably and in good faith. With respect to the Excepted Matters, Landlord shall be entitled to grant its consent or exercise its discretion in its sole and absolute discretion, but shall act in good faith.

     24.19  Notices.  All notices, demands, statements or communications
            -------
(collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     24.20  Joint and Several.  If there is more than one Tenant, the
            -----------------
obligations imposed upon Tenant under this Lease shall be joint and several.

     24.21  Authority.  If Tenant is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     24.22  Jury Trial; Attorneys' Fees.  IF EITHER PARTY COMMENCES LITIGATION
            ---------------------------
AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

     24.23  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the state in which the Building is located.

     24.24  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     24.25  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Landlord shall pay the brokers listed in Section 12 of the Summary a commission in connection with this Lease pursuant to the terms of a separate agreement among Landlord and the Brokers.

     24.26  Independent Covenants.  This Lease shall be construed as though the
            ---------------------
covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary.

     24.27  Building Name and Signage.  Landlord shall have the right at any
            -------------------------
time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

     24.28  Building Directory.  Tenant shall be entitled to one (1) line on the
            ------------------
Building directory to display Tenant's name and location in the Building.

     24.29.  Landlord's Default.  Landlord shall not be in default under this
             ------------------
Lease unless Landlord fails to perform the obligations required of Landlord hereunder within the time period set forth in this Lease, or if no time period is provided, then within thirty (30) days after written notice by Tenant to Landlord in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days' notice to any person who has a recorded interest pertaining to the Building, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. If Landlord or such person does not cure the default, Tenant may exercise such rights or remedies as shall be provided or permitted by law to recover any damages proximately caused by such default.

     Each of the parties agrees that, in the event that it becomes entitled to receive damages from the other party, it shall not be allowed to recover from the other party consequential damages except as otherwise expressly provided (i) with respect to any holdover by Tenant in Article 16, and (ii) in connection with any termination of this Lease by Landlord following Tenant's default pursuant to Section 19.2.1.

     24.30  Landlord Renovations.  It is specifically understood and agreed that
            --------------------
Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Building, and/or Real Property, including without limitation the Building Parking Facility, common areas, Systems and Equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as expressly provided in Section 6.5. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations; however, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises as a result of such Renovations.

     24.31  Satellite Dish.
            --------------

          24.31.1 Landlord hereby agrees that Tenant shall have the nonexclusive right at Tenant's sole cost and expense (but without any additional rent payable to Landlord) and subject to the provisions of this Section 24.31, to install one (1) satellite dish which shall not exceed eighteen (18) inches in diameter ("SATELLITE DISH") on the roof of the Building in a location designated by Landlord. In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "CONNECTING EQUIPMENT") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Dish to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 24.31.2, below, and subject to the availability of vertical riser and feeder excess capacity, as reasonably determined by Landlord. Tenant shall also have the right of access, consistent with Section 24.31.4, below, to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same. 24.31

          24.31.2 The installation of the Satellite Dish and related Connecting Equipment (hereby referred to together and/or separately as the "SATELLITE EQUIPMENT") shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Satellite Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the roof of the Building herein provided, the portion of the roof of the Building affected by the Satellite Equipment shall be deemed to be a portion of Tenant's Premises; consequently, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Satellite Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws. Landlord shall have no obligation with regard to the affected portion of the roof or the Satellite Equipment except as provided in this Section 24.31.

          24.31.3 It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof not utilized by Tenant and to use the portion of the roof on which the Satellite Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Satellite Equipment.

          24.31.4 Tenant shall install, use, maintain and repair the Satellite Equipment so as not to damage or interfere with the operation of the Building or the Systems and Equipment or any other communications or similar equipment located on the roof of the Building; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section 24.31.4.

          24.31.5 Landlord shall not have any obligations with respect to the Satellite Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Satellite Equipment except to the extent (i) caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and (ii) not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Satellite Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

          24.31.6 Tenant, at Tenant's sole cost and expense, shall paint the Satellite Equipment in such color(s) as Landlord shall reasonably determine and shall maintain such equipment and install such fencing and other protective equipment on or about the Satellite Equipment as Landlord may reasonably determine.

          24.31.7 Tenant shall (i) be solely responsible for any damage caused as a result of the Satellite Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Satellite Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) make necessary repairs, replacements to or maintenance of the Satellite Equipment.

          24.31.8 If any of the conditions set forth in this Section 24.31 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to (i) reposition the Satellite Equipment to a location designated by Landlord if Landlord elects to permit such repositioning, and make such repairs and restorations as required under Section
24.31.9 below, or (ii) correct such noncompliance within thirty (30) days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such 30-day period and diligently prosecutes same to completion). If Tenant fails to correct noncompliance within such thirty (30) day period (as may be extended), then Tenant shall immediately discontinue its use of the Satellite Equipment and remove the same.

          24.31.9 Upon the expiration of the Lease Term or upon any earlier termination of this Lease, Tenant shall, subject to the control of and direction from Landlord, remove the Satellite Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Satellite Equipment.

          24.31.10 Tenant's rights under this Section 24.31 shall be personal to the original Tenant executing this Lease and any assignee (including any Affiliate) to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14, and may only be utilized by the such entities (and may not be exercised or utilized by any sublessee or other transferee of the original Tenant's interest in this Lease or the Premises).

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                        "Landlord":

                        WHLNF REAL ESTATE LIMITED PARTNERSHIP,

                        a Delaware limited partnership

                        By:   LPC MS, Inc.,
                              as agent and manager for Landlord

                              By: /s/ D. Allen Palmer
                                  --------------------------------
                                  Name:  D. Allen Palmer
                                  Its:  Senior Vice President

                        "Tenant":

                        REALSELECT, INC.,
                        a Delaware corporation

                        By: /s/ John Giesecke
                           ---------------------------------------
                           Name: John Giesecke
                                ----------------------------------
                           Its: V.P. Finance & Corporate Secretary
                               -----------------------------------


                        By: /s/ Richard Janssen
                           ---------------------------------------

                           Name: Richard Janssen
                                ----------------------------------
                           Its: President
                               -----------------------------------

                                   EXHIBIT A
                                   ---------

                       OUTLINE OF FLOOR PLAN OF PREMISES
                       ---------------------------------

                                   EXHIBIT B
                                   ---------

                               TENANT WORK LETTER
                               ------------------

       Tenant acknowledges and agrees that the Premises have previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this Lease and on the Lease Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.


                                   SECTION 1
                                   ---------

                    CONSTRUCTION DRAWINGS FOR THE PREMISES
                    --------------------------------------

       1.1 Construction Drawings; Tenant Improvements. Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Ware & Malcomb Architects, Inc., dated August 17, 1998 Job. No. 983-
631.02 (the "FINAL SPACE PLAN"). Based upon and in conformity with the Final Space Plan, Landlord shall cause an architect and engineers selected by Landlord to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "WORKING DRAWINGS"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord. Within five (5) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through
(iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "APPROVED WORKING DRAWINGS." Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan, unless Tenant agrees in writing to pay for such increased costs; (iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "CONSTRUCTION DRAWINGS." The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the "TENANT IMPROVEMENTS"; provided, however, that notwithstanding anything in this Tenant Work Letter to the contrary, the "Tenant Improvements" for the portion of the Premises depicted on the Final Space Plan as the Data Center to be constructed by Landlord shall include only the
                                                               ----
following items (using Building standard materials), and Tenant shall be responsible, at its sole cost and expense, which shall not be paid for by Landlord, for the construction of all other improvements, and all fixtures, equipment and electrical and other systems, shown on the Construction Drawings or otherwise required for the Data Center (including, without limitation, the Supplemental HVAC Units described in Section 6.1.1 of the Lease, all structural platforms therefor and electrical and other cabling and connections from the Supplemental HVAC Units to the Premises, and all floor and wall coverings for the Data Center): (A) slab-to-slab walls of standard construction (including R-19 insulation); (B) Building standard ceiling and lighting; and (C) relocation and installation of raised flooring, including handicap ramp. The improvements, fixtures, equipment and systems for the Data Center which are Tenant's responsibility to construct and install as described hereinabove shall not be included in the definition of Tenant Improvements for purposes of this Tenant Work Letter and shall sometimes be referred to herein collectively as the "TENANT'S DATA CENTER WORK." Notwithstanding that any portion of the Construction Drawings are reviewed or approved by Landlord or prepared by architects or engineers selected by Landlord, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's architects, engineers or consultants in connection with the Construction Drawings or the Data Center Work, Landlord shall not be responsible for any errors or omissions contained in the Construction Drawings and shall have no liability whatsoever with respect to the design, quality, Code compliance or other matters pertaining to the Data Center Work.

     1.2  Landlord's Work.  In addition to the Tenant Improvements, Landlord
          ---------------
shall (i) install the Emergency Generator or Hubbell Plug, together with related electrical cabling and connections therefrom to the Premises as described in
Section 6.7 of the Lease, (ii) supply to the main point of entry of the Building, fiber optics for use by Tenant with a DS3 rating, and (iii) separate electrical meter(s) to determine usage of electricity for the Premises and the Supplemental HVAC Units (collectively, "LANDLORD'S WORK").

                                   SECTION 2
                                   ---------

             COST OF IMPROVEMENTS/CONSTRUCTION OF DATA CENTER WORK
             -----------------------------------------------------

     2.1  Cost of Tenant Improvements.  Landlord and Tenant hereby agree that
          ---------------------------
Landlord shall, at Landlord's expense (except as provided in this Section 2) cause a contractor designated by Landlord (the "CONTRACTOR") to (i) obtain all applicable building permits for construction of the Tenant Improvements and Landlord's Work, and (ii) construct the Tenant Improvements

                                   EXHIBIT B
                                      -1-
and Landlord's Work as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, including, without limitation, the Americans with Disabilities Act and Title 24, and in good workmanlike manner; provided, however, in the event that (A) the Approved Working Drawings differ with respect to the quality and quantity of those tenant improvements depicted on the Final Space Plan, and/or
(B) Tenant shall request any changes or substitutions to any of the Construction Drawings, and such differences, changes and/or substitutions result in increased costs of construction of the Tenant Improvements in excess of the costs of those tenant improvements depicted on the Final Space Plan, then Tenant shall pay such excess costs (which shall include a Landlord supervision fee of four percent (4%) of such costs) to Landlord in cash within ten (10) days after Landlord's request therefor. In addition, to the extent any materials for the Tenant Improvements are other than Building standards (unless specifically designated in the Final Space Plan), Tenant shall pay for the cost of such non-Building standard materials (including a four percent (4%) Landlord supervision fee for such costs). Landlord shall pay for the cost of the Landlord's Work described in
Section 1.2 above, and there shall be no supervision fee charged to Tenant for any such work. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to pay for Tenant's Data Center Work, the connection/extension of Tenant's fiber optics from the point of entry to the Premises or any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings or otherwise required or desired by Tenant for the Premises; such items shall be paid for by Tenant, at Tenant's sole cost and expense. Such costs to be paid for by Tenant shall include a four percent (4%) Landlord supervision fee but only with respect to the costs of the design and construction of the improvements required for Tenant's Data Center Work, excluding, however (x) the "hard" cost of acquisition of the Supplemental HVAC Units and (y) the costs of any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property.

     2.2  Construction of Data Center Work.  Tenant shall construct Tenant's
          --------------------------------
Data Center Work after Landlord substantially completes the Tenant Improvements therefor described in clauses (A), (B) and (C) of Section 1.1 above, using Landlord's contractor or such other contractors and subcontractors as Tenant shall select subject to Landlord's reasonable approval thereof, except Landlord may designate subcontractors to perform any work which may affect the Base Building Systems or structural portions of the Building, provided such subcontractors charge competitive costs for their work. To the extent practicable and subject to receipt of all applicable governmental approvals and permits, Landlord shall endeavor to substantially complete the Tenant Improvements described in clauses (A), (B) and (C) of Section 1.1 above, at or near the beginning of the construction process for the Tenant Improvements so that Tenant will have a reasonable period of time to complete construction of Tenant's Data Center Work. Tenant shall be solely responsible, at its expense, for obtaining all permits and governmental approvals for Tenant's Data Center Work and the certificate of occupancy, temporary certificate of occupancy (or its equivalent) for the Data Center, and shall cause the Data Center Work to be constructed in compliance with all laws, including, without limitation, the Americans With Disabilities Act and Title 24, and pursuant to Landlord's reasonable schedule requirements and construction rules and regulations. Tenant shall construct the Data Center Work during Landlord's construction of the Tenant Improvements (other than those Tenant Improvements described in clauses
(A), (B) and (C) of Section 1.1 above) and the parties shall cooperate with each other and the Contractor in connection with the scheduling of such work so as to minimize interference with such work (although any delays encountered by Landlord in Substantial Completion of the Premises resulting from Tenant's Data Center Work shall be a Tenant Delay as set forth in Section 3.2 below).

                                   SECTION 3
                                   ---------

     READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS
     ----------------------------------------------------------------------

     3.1  Ready for Occupancy; Substantial Completion.  For purposes of
          -------------------------------------------
determining the lease commencement date pursuant to Section 7.2 of the summary, the premises shall be "READY FOR OCCUPANCY" upon Substantial Completion of the Premises. "SUBSTANTIAL COMPLETION" of the Premises shall occur upon:

          (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings and completion of construction of Landlord's Work, with the exception of (A) any punch-list items (which shall be promptly completed), (B) Tenant's Data Center Work, and (C) any tenant fixtures, work-stations, built-in furniture, systems or equipment to be installed by Tenant or under the supervision of Contractor; and

          (ii) the issuance of certificate or temporary certificate of occupancy (or its equivalent) permitting occupancy of the Premises (other than the Data Center). The Lease Commencement Date shall be determined notwithstanding the date Tenant substantially completes Tenant's Data Center Work or obtains a certificate of occupancy or temporary certificate of occupancy (or its equivalent) for the Data Center.

     3.2  Delay of the Substantial Completion of the Premises.  If there shall
          ---------------------------------------------------
be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, "TENANT DELAYS"):

          3.2.1 Tenant's failure to timely approve the Working Drawings or any other matter requiring Tenant's approval;

          3.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

          3.2.3 Tenant's request for changes in any of the Construction Drawings (other than changes to cause the Working Drawings to be consistent with the Final Space Plan);

          3.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises (but only if Landlord notifies Tenant at the time of Tenant's selection of such items or within a reasonable period of time thereafter, of such unavailability), as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

                                   EXHIBIT B
                                      -2-

          3.2.5 changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Tenant's Data Center Work;

          3.2.6  Tenant's construction of Tenant's Data Center Work; or

          3.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred. Notwithstanding the foregoing, for purposes of determining whether the Lease Commencement Date should be so accelerated (but not for purposes of determining the First or Second Outside Dates, as provided in Section 3.3 below), no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the "DELAY NOTICE"), specifying the action or inaction by Tenant which Landlord contends constitutes the Tenant Delay. If such action or inaction is not cured by Tenant within one
(1) business day of receipt of such Delay Notice (the "GRACE PERIOD"), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period; provided that Tenant shall only be permitted an aggregate of three (3) days of Grace Period and, thereafter, a Tenant Delay shall commence upon the delivery of the Delay Notice to Tenant.

          3.3  Outside Date.
               ------------

               3.3.1     Rent Abatement. Landlord shall use commercially
                         --------------
reasonable efforts to cause Substantial Completion of the Premises to occur by November 20, 1998, but shall not be liable to Tenant for any delays, and Tenant shall have no right to terminate this Lease as a result of any delays in Substantial Completion beyond such date. Notwithstanding the foregoing, in the event that the Lease Commencement Date has not occurred by the "FIRST OUTSIDE DATE," which shall be December 20, 1998, as such December 20, 1998 date shall be extended by the number of days of Tenant Delays (as determined pursuant to Section 3.2 above without any notice or grace period) and by the number of days of Force Majeure delays (as defined in Section 24.17 of the Lease) encountered by Landlord affecting the work of design and construction of the Tenant Improvements, then as Tenant's sole remedy for any such delay, Tenant shall receive a day-for-day abatement of the monthly installments of Base Rent initially payable by Tenant under this Lease for each day after such First Outside Date that the Lease Commencement Date has not so occurred, which abatement period shall commence as of the Lease Commencement Date.

               3.3.1     Termination. In the event that the Lease Commencement
                         -----------
Date has not occurred by the "SECOND OUTSIDE DATE," which shall be April 1, 1999, as such April 1, 1999 date shall be extended by the number of days of Tenant Delays (as determined pursuant to Section 3.2 above without any notice or grace period) and by the number of Force Majeure Delays encountered by Landlord affecting the work of design and construction of the Tenant Improvements, then Tenant shall have the right, as its sole remedy for any such delay, to either
(i) deliver a notice to Landlord (the "OUTSIDE DATE TERMINATION NOTICE") electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the "EFFECTIVE DATE"), or (ii) continue any rental abatement provided in Section 3.3.1 above. Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Second Outside Date and not later than five (5) business days after the Second Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty (30) days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Outside Date Termination Notice, a certificate of the Contractor certifying that it is such Contractor's best good faith judgment that Substantial Completion of the Premises will occur within thirty (30) days after the original Effective Date. If the Lease Commencement Date occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, the Lease Commencement Date does not occur within said thirty (30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Second Outside Date Landlord determines that the Lease Commencement Date and Substantial Completion of the Premises will not occur by the Second Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which Substantial Completion of the Premises and the Lease Commencement Date shall occur and Tenant shall be required, within five (5) business days after receipt of such notice, to either deliver the Outside Date Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Second Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant's agreement to extend the Second Outside Date to that date which is set by Landlord. If the Second Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Second Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Lease Commencement Date occurs or until this Lease is terminated.

                                   SECTION 4
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     In addition to Tenant's entering into the Premises to construct the Data Center Work as provided in Section 2.2 above, Landlord and Contractor shall allow Tenant access to the Premises up to approximately thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises, so long as Tenant and its agents do not interfere with Contractor's work in the Building and the Premises in connection therewith. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Real Property and against injury to any persons caused by (i) Tenant's actions pursuant to this Section 4 and/or (ii) Tenant's construction of the Data Center Work.

                                   EXHIBIT B
                                      -3-

                                   EXHIBIT C
                                   ---------

                              AMENDMENT TO LEASE
                              ------------------

     This AMENDMENT TO LEASE ("Amendment") is made and entered into effective as of _________________, 19__, by and between ____________________________________, a Delaware limited partnership ("Landlord"), and ______________________________, a __________________________ ("Tenant")


                               R E C I T A L S :
                               - - - - - - - -


     A. Landlord and Tenant entered into that certain Office Lease dated as of _____________________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, known as Suite ____ of the Building located at ____________________ California
__________.

     B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning five such terms in the Lease.

     C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Confirmation of Dates. The parties hereby confirm that (a) the
          ---------------------
Premises are Ready for Occupancy, (b) the term of the Lease commenced as of ____________________ (the "Lease Commencement Date") for a term of
_________________________ ending on _______________________ (unless sooner terminated as provided in the Lease and (c) in accordance with the Lease, Rent commenced to accrue on _______________________________.

     2.   No Further Modification. Except as set forth in this Amendment, all of
          -----------------------
the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

                                   "Landlord":

                                   WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By:  LPC MS, Inc.,
                                        as agent and manager for Landlord

                                        By: ________________________________
                                            Name:  D. Allen Palmer
                                            Its:  Senior Vice President

                                   "Tenant":

                                   _________________________________________
                                   a _______________________________________


                                   By:  ____________________________________
                                        Name:_______________________________
                                        Its:________________________________

                                   EXHIBIT C
                                      -1-

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Subject to Section 10.1 of the Lease, Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant, except to the extent covered by Landlord's insurance obtained as part of Operating Expenses.

     5. No heavy and/or bulky furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

     6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the HVAC, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

     7. The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

     9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     10. Tenant shall not overload the floor of the Premises, nor (except for pictures and other normal office wall hangings) mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

     11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     12. Tenant shall not use any method of HVAC other than that which may be supplied by Landlord, without the prior written consent of Landlord.

     13. Except as otherwise expressly provided in Article 5 of the Lease, Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner reasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

     15. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any unlawful purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

     16. Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's HVAC system, and shall refrain from attempting to adjust any controls.

     20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

     24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

     25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building's management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

     26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

     28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building; provided, however, Landlord shall not enforce such Rules and Regulations against Tenant in a discriminatory manner. Landlord reserves the right, upon notice to Tenant, to make reasonable changes to and/or to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, that no such changes or additions thereto shall interfere with Tenant's permitted use of the Premises as set forth in Article 5 and no changes or additions to the Rules and Regulations shall increase the Basic Rent to be paid by Tenant hereunder. Subject to Section 10.1 of the Lease, Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                   EXHIBIT E
                                   ---------

                            CLEANING SPECIFICATIONS
                            -----------------------

                                   EXHIBIT F
                                   ---------

                              TENANT CERTIFICATE
                              ------------------

--------------------------------------------------------------------------------
      Please complete all of the blanks with the appropriate information
--------------------------------------------------------------------------------

LEASED PREMISES:                                  Suite 100, 225 West Hillcrest, Thousand Oaks, California (the
                                                  "Leased Premises")
                                                   ---------------

LANDLORD/BORROWER:                                WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited
                                                  partnership (the "Landlord")
                                                                    --------

TENANT:                                           REALSELECT, INC., a Delaware corporation (the "Tenant")
                                                                                                 ------

LEASE DATED:                                      September 18, 1998 (the "Lease")

TENANT'S NOTICE ADDRESS:                          5655 Lindero Canyon Road, Suite 120
                                                  Westlake Village, California 91362
                                                  Attention:  Catherine Kwong Giffen
                                                  (Prior to Lease Commencement Date)

                                                  and

                                                  225 West Hillcrest, Suite 100
                                                  Thousand Oaks, California
                                                  Attention:  Catherine Kwong Giffen
                                                  (After Lease Commencement Date)

DATE:                                             September 18, 1998
                                                  ---------     ----

GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") has made or is about to make a
                                       ----
loan (the "Loan") to the Landlord which will be secured by a mortgage or deed of
           ----
trust and security agreement (the "Deed of Trust"), covering the real property
                                   -------------
described on EXHIBIT A and the buildings and improvements located thereon
             ---------
(collectively, the "Real Property").  In connection with the making of the Loan,
                    -------------
GECC has requested that the Tenant complete this Tenant Certificate with the appropriate information as it pertains to the Tenant's lease and to agree to the requirements set forth herein.

The undersigned, Tenant, hereby certifies to and agrees with GECC, as to the following:

                            ACKNOWLEDGMENT OF LEASE
                            -----------------------

1. The Leased Premises contain approximately 34,324 rentable square feet. The term of the Lease is for five (5) years, and shall commence on the Lease Commencement Date as determined pursuant to the Lease.

2. The minimum monthly Base Rent initially payable under the Lease is $58,495.15, and is subject to adjustment as set forth in the Lease.

3. Concurrently with Tenant's execution of the Lease, Tenant is required to deliver to Landlord a security deposit of $70,020.96, and a letter of credit in the amount of $250,000.00.

4. No rent or other sum which is payable under the Lease has been paid by or on behalf of Tenant more than one (1) month in advance.

5. The Lease, upon execution by the Landlord, is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder.

6. Any improvements required by the Lease to be made by Landlord have been completed to the full satisfaction of Tenant, except as required pursuant to Exhibit B attached to the Lease.
        ---------

7. The Lease has not been assigned, modified, supplemented or amended in any way. Tenant shall not enter into any assignment, modification, supplement or amendment to the Lease without the prior written consent of GECC. The Lease constitutes the entire agreement between the parties and there are no other agreements (including any letter agreements) between Landlord and Tenant concerning the Leased Premises. Tenant shall not, without obtaining the prior written consent of GECC, (a) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (b) voluntarily surrender the Leased Premises or terminate the Lease without cause, or (c) assign the Lease or sublet the Leased Premises other than pursuant to the provisions of the Lease.

                                 SUBORDINATION
                                 -------------

8. The Lease (including, without limitation, all rights to insurance proceeds and condemnation awards, any rights of first refusal, options to purchase, and any other rights granted to Tenant pursuant to the Lease) is, and shall at all times continue to be, subject and subordinate in each and every respect, to (a) the Deed of Trust and to any and all liens, security interests, rights and any other interest created thereby and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust and the Loan, and (b) any additional financing of the Real Property or portions thereof provided by GECC and the liens and security interests under the documents evidencing and securing such additional financing, and to any increases therein or supplements thereto.


                                NON-DISTURBANCE
                                ---------------

9. So long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default) (a) Tenant's possession of the Leased Premises under the Lease shall not be disturbed or interfered with by GECC in the exercise of any of its rights under the Deed of Trust, including any foreclosure, and (b) GECC will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.


                                  ATTORNMENT
                                  ----------

10. If, at any time GECC (or any person, or such person's successors or assigns, who acquire the interest of the Landlord under the Lease through foreclosure action of the Deed of Trust, or upon a transfer of the Real Property by conveyance in lieu of foreclosure, or otherwise) shall succeed to the rights of the Landlord under the Lease as a result of a default or event of default under the Mortgage, and if the Tenant is not then in default under the Lease (beyond the time permitted therein, if any, to cure such default), then (a) the Lease shall not terminate, (b) upon receipt by Tenant of written notice of such succession, Tenant shall attorn to and recognize such person as succeeding to the rights of the Landlord under the Lease (herein sometimes called "Successor Landlord"), upon the terms and
                                     ------------------
     conditions of the Lease, and (c) Successor Landlord shall accept such attornment and recognize Tenant as the Successor Landlord's tenant under the Lease. Upon such attornment and recognition, the Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants (including any right under the Lease on the part of the Tenant to extend the term of the Lease) as are set forth in the Lease and which shall be applicable after such attornment and recognition. Notwithstanding anything to the contrary set forth herein, GECC or such Successor Landlord shall not be (i) liable for any act or omission of any previous landlord, including the Landlord, except for any continuing non-monetary defaults (such as, for example, failure to make Landlord required repairs under the Lease), (ii) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord, including the Landlord, except for any offset and abatement rights specifically provided in the Lease, (iii) bound by any payment of rent or additional rent made by the Tenant to any previous landlord (including the Landlord) for more than one (1) month in advance, unless the same was paid to and received by the Successor Landlord, (iv) bound by any material amendment or modification of the Lease hereafter made without the written consent of GECC, or (v) liable for any deposit that Tenant may have given to any previous landlord (including the Landlord) which has not been transferred to the Successor Landlord. Further, notwithstanding anything to the contrary set forth herein, the liability of GECC for any obligations under the Lease shall be limited to GECC's interest in the Real Property. GECC shall not have any liability or responsibility under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Real Property.

11. The provisions of this Tenant Certificate regarding non-disturbance and attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of GECC or of any Successor Landlord, any instrument or certificate which, in the reasonable judgment of GECC or such Successor Landlord may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such non-disturbance and attornment, including, if requested, a new lease of the Leased Premises on the same terms and conditions as the Lease.


                              HAZARDOUS MATERIALS
                              -------------------

12. Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Leased Premises or on any property in the vicinity of the Leased Premises at any time during the term (including any renewal term) of the Lease and during Tenant's occupancy of the Leased Premises.


                                    NOTICE
                                    ------

13. Tenant hereby acknowledges and agrees that: (a) from and after the date hereof, in the event of any act or omission of Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to GECC and (ii) until the expiration of thirty (30) days following such giving of notice to GECC in which time period GECC shall be entitled to cure any such act or omissions of Landlord; (b) Tenant shall send to Landlord all copies of any such default, notice or statement under the Lease at the same time such notice is sent to Landlord; and (c) if GECC notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to GECC, Tenant shall honor such demand and pay its rent and all of the sums due under the Lease directly to

STATE OF ___________________)
                            ) ss.
COUNTY OF __________________)





     GECC or as otherwise required pursuant to such notice, and following such payment by Tenant, Tenant shall have no liability to Landlord for those payments.

     All notices and other communications from Tenant to GECC shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, or delivered by an overnight courier, addressed to GECC at:

                              General Electric Capital Corporation
                              16479 Dallas Parkway, Suite 400
                              Two Bent Tree Tower
                              Dallas, TX  75248
                              Attention:  Julie Krommenhock
                              Re: Loan No.   __________________________

     or at such other address as GECC, any successor, purchaser or transferee shall furnish to the Tenant in writing.

     This Tenant Certificate is being executed and delivered by Tenant to induce GECC to make the Loan which is to be secured in part by an assignment to GECC of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by GECC. This Tenant Certificate shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the Real Property, and their respective heirs, personal representatives, successors and assigns.


TENANT:

REALSELECT, INC.
a Delaware corporation

By:____________________________(Please sign name)
Name:__________________________(Please print name)
Title:_________________________(Please print title within Company) Date:__________________________(Please print date of execution)

GECC:

GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation
By:_______________________
Name:  Michael Hudspeth
Title:  Its Attorney-In-Fact
Date:_____________________

LANDLORD:

WHLNF REAL ESTATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:     LPC MS, Inc.,
        as agent and manager for Landlord

    By: _________________________
        Name:  D. Allen Palmer
        Its:  Senior Vice President

SIGNATURES MUST BE ACKNOWLEDGED, PLEASE ATTACH NOTARY FORMS.

STATE OF______________)
                      ) ss.
COUNTY OF_____________)

     On ______________________________, before me, ___________________, a Notary
Public in and for said state, personally appeared _______________________ and ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

     WITNESS my hand and official seal.

                 ____________________________________________
                      Notary Public in and for said State

STATE OF______________)
                      ) ss.
COUNTY OF_____________)

     On ______________________________, before me, ___________________, a Notary
Public in and for said state, personally appeared _______________________ and ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

     WITNESS my hand and official seal.

                 ____________________________________________
                      Notary Public in and for said State

STATE OF______________)
                      ) ss.
COUNTY OF_____________)

     On ______________________________, before me, ___________________, a Notary
Public in and for said state, personally appeared _______________________ and ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

     WITNESS my hand and official seal.

                 ____________________________________________
                      Notary Public in and for said State

                            EXTENSION OPTION RIDER
                            ----------------------

     This Extension Option Rider ("EXTENSION RIDER") is made and entered into by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited liability partnership ("LANDLORD"), and REALSELECT, INC., a Delaware corporation ("TENANT"), and is dated as of the date of the Office Lease ("LEASE") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

     1.   Option Right. Landlord hereby grants Tenant one (1) option to extend
          ------------
the Lease Term for all, but not less than all of, the Premises leased by Tenant, for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in default under the Lease beyond any applicable notice and cure period. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term Tenant is not in default under the Lease beyond any applicable notice and cure period, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to the original Tenant executing the Lease and any assignee to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14, and may only be exercised by the original Tenant or such assignee, as the case may be (but not by any sublessee or other transferee of Tenant's interest in the Lease) if the original Tenant or such assignee occupies at least 50% of the Premises as of the date of the Exercise Notice.

     2.   Option Rent. The Annual Base Rent payable by Tenant during the Option
          -----------
Term (the "OPTION RENT") shall be equal to the "Fair Market Rental Rate" for the Premises. As used herein, the "FAIR MARKET RENTAL RATE" for purposes of determining the Annual Base Rent for the Option Term (and/or for purposes of determining the Annual Base Rent for the First Offer Space pursuant to Section
1.4 of the Lease) shall mean the Annual Base Rent at which non-renewal, non-equity, non-expansion tenants, as of the commencement of the Option Term (or the lease term for the First Offer Space, as the case may be), will be leasing non-sublease, unencumbered space comparable in size, location and quality to the Premises (or First Offer Space, as the case may be) for a comparable term, which comparable space is located in the Building and in other Comparable Buildings (as defined in Section 6.1 of the Lease), taking into consideration free rent, reduced rent, free and/or reduced parking (if any), and other lease concessions (including tenant improvement allowances, but in determining such allowances, the age, quality, value and layout of the existing tenant improvements in the Premises, or First Offer Space, as the case may be, shall be taken into account) generally being granted at such time for such comparable space for the Option Term (or the lease term for the First Offer Space, as the case may be). The Fair Market Rental Rate will be an effective rate, not specifically including, but accounting for, the appropriate concessions described above. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

     3.   Exercise of Option. The option contained in this Extension Rider shall
          ------------------
be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord,
                    ---
after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth Landlord's determination of the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "EXERCISE DATE") which is the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice ("EXERCISE NOTICE") thereof to Landlord. Concurrently with Tenant's delivery of the Exercise Notice, Tenant may object, in writing, to Landlord's determination of the Fair Market Rental Rate set forth in the Option Rent Notice, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date, shall be deemed to constitute Tenant's waiver of its extension right hereunder. If Tenant timely delivers the Exercise Notice but fails to timely object in writing to Landlord's determination of the Fair Market Rental Rate set forth in the Option Rent Notice, Tenant shall be deemed to have objected thereto and the following provisions of Section 4 shall apply.

     4.   Determination of Fair Market Rental Rate. If Tenant timely objects to
          ----------------------------------------
the Fair Market Rental Rate submitted by Landlord in the Option Rent Notice (or timely objects to Landlord's determination of the Fair Market Rental Rate for the First Offer Space pursuant to Section 1.4.3 of the Lease), Landlord and Tenant shall thereafter attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such Fair Market Rental Rate within thirty (30) days following Tenant's objection to such Fair Market Rental Rate (the "OUTSIDE AGREEMENT DATE") then the applicable Fair Market Rental Rate shall be submitted to appraisal in accordance with Sections 4.1 through 4.7 below.

          4.1 Landlord and Tenant shall each appoint one (1) appraiser who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of office buildings in Conejo Valley. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the appraisers, taking into account the requirements with respect thereto set forth in Section 2 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

          4.2 The two (2) appraisers so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

          4.3 The three (3) appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

          4.4 The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant.

          4.5 If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 4.1 hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

          4.6 If the two (2) appraisers fail to agree upon and appoint a third appraiser, a third appraiser shall be appointed by the Superior Court of Los Angeles County, California.

          4.7 Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third appraiser, if any.



                              "Landlord":

                              WHLNF REAL ESTATE LIMITED PARTNERSHIP,

                              a Delaware limited liability partnership

                              By:   LPC MS, Inc.,
                                    as agent and manager for Landlord

                              By:   ___________________________________
                                    Name:  D. Allen Palmer
                                    Its:  Senior Vice President

                              "Tenant":

                              REALSELECT, INC.,
                              a Delaware corporation

                              By:   ___________________________________

                                    Name:______________________________

                                    Its:_______________________________


                              By:   ___________________________________

                                    Name:______________________________

                                    Its:_______________________________

                            LETTER OF CREDIT RIDER
                            ----------------------

     This Letter of Credit Rider ("LC RIDER") is made and entered into by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited liability partnership ("LANDLORD"), and REALSELECT, INC., a Delaware corporation ("TENANT"), and is dated as of the date of the Office Lease ("LEASE") by and between Landlord and Tenant to which this LC Rider is attached. The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this LC Rider are inconsistent with the terms of the Lease, the terms of this LC Rider shall control.

     1. Within seven (7) days after Tenant's execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable letter of credit (the "LETTER OF CREDIT"), in the form and containing the terms required herein, payable in the County of Los Angeles, California, running in favor of Landlord issued by a solvent bank under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of $250,000.00 ("LC AMOUNT"), as the same may be reduced pursuant to Paragraph 5 below. The Letter of Credit shall be (i) at sight and irrevocable, (ii) subject to the terms of this LC Rider, maintained in effect, whether through replacement, renewal or extension, for the entire period from the date of execution of this Lease through the Lease Expiration Date and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least fifteen (15) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (iii) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500, and (iv) fully assignable by Landlord in connection with a transfer of Landlord's interest in the Lease and permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's reasonable discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) of a written statement that such amount is due to Landlord under the terms and conditions of the Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (C) in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord.

     2. If, as result of any application or use by Landlord of all or any part of the Letter of Credit (or any "Cash Collateral," as that term is defined, below), the amount of the Letter of Credit and Cash Collateral shall collectively be less than the LC Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with either (i) cash (the "CASH COLLATERAL") to be held and applied by Landlord as collateral in the same manner as if Landlord held such amount as part of the Letter of Credit, or (ii) additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the Letter of Credit Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this LC Rider, and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or Cash Collateral, as the case may be, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Lease Expiration Date, Landlord will accept Cash Collateral, a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit or Cash Collateral to be in effect and delivered to Landlord, as applicable, not later than fifteen (15) days prior to the expiration of the Letter of Credit), which with respect to any letter of credit shall be irrevocable and automatically renewable as above provided through the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if Cash Collateral is not timely delivered or the Letter of Credit is not timely renewed or a substitute Letter of Credit is not timely received, or if Tenant fails to maintain the Letter of Credit and/or the Cash Collateral in the amount and in accordance with the terms set forth in this LC Rider, Landlord shall have the right to present the Letter of Credit to the bank in accordance with the terms of this LC Rider, and the entire sum evidenced thereby shall be paid to and held by Landlord as Cash Collateral for performance of all of Tenant's obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease.

     3. If there shall occur a default under the Lease as set forth in Article 19 of the Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit and/or utilize the Cash Collateral, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

     4. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or Cash Collateral be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit and/or Cash Collateral, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

     5. (a) Subject to Paragraph 5(c) below, notwithstanding the foregoing provisions of this LC Rider to the contrary, in the event that Tenant successfully completes an initial public offering of stock in Tenant through the New York Stock Exchange or other nationally recognized stock exchange, then the LC Amount shall be reduced by $150,000.00 (such that the remaining LC Amount shall be $100,000) upon the date which is fifteen (15) days after Tenant requests such reduction and delivers to Landlord evidence of such initial public offering. Any such reduction in the LC Amount shall be accomplished through amendment or replacement Letter of Credit to be provided by Tenant to Landlord at Tenant's sole cost and expense.

          (b) Subject to Paragraph 5(c) below, if at any time during the Lease Term, whether or not the LC Amount has been reduced pursuant to the provisions of Paragraph 5(a) above, Tenant shall be able to concurrently meet all three of the following financial criteria, as evidenced by audited financial statements certified as true and accurate by a national independent public accounting firm selected by Tenant and approved by Landlord, then within fifteen (15) days after Landlord's receipt of such certified audited financial statements and Tenant's notice to Landlord that Tenant has met such financial criteria, Tenant shall no longer be required to provide the Letter of Credit to Landlord and Landlord shall return the Letter of Credit to Tenant:

               (i) Tenant has at least $10,000,000.00 in cash held in its bank accounts;

               (ii) Tenant has at least $25,000,000.00 million in current shareholder's equity; and

               (iii) Tenant has positive net profitability for at least each of the last four consecutive quarters ending prior to the date Tenant delivers such notice to Landlord.

          (c) There shall be no reduction in the LC Amount or return of the Letter of Credit to Tenant at any time while Tenant is in default of any of its obligations under this Lease.

                              "Landlord":

                              WHLNF REAL ESTATE LIMITED PARTNERSHIP,
                              a Delaware limited liability partnership

                              By:   LPC MS, Inc.,
                                    as agent and manager for Landlord

                              By:   ___________________________________
                                    Name:  D. Allen Palmer
                                    Its:  Senior Vice President

                              "Tenant":

                              REALSELECT, INC.,
                              a Delaware corporation

                              By:   ___________________________________

                                    Name:______________________________

                                    Its:_______________________________


                              By:   ___________________________________

                                    Name:______________________________

                                    Its:_______________________________

                               GUARANTY OF LEASE
                               -----------------

     The Office Lease (the "Lease") dated September 18, 1998, herewith has been or will be executed by and between WHLNF ESTATE LIMITED PARTNERSHIP ("Landlord"), and REALSELECT, a Delaware corporation ("Tenant"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain space more commonly known as Suite 100 in the Building whose address is 225 West Hillcrest, Thousand Oaks, California. Landlord requires, as a condition to Landlord's execution of the Lease, that NetSelect, Inc. ("Guarantor"), guaranty the full performance of the obligations of Tenant under the Lease and execute and deliver this Guaranty to Landlord.

     NOW, THEREFORE, in consideration of Landlord's execution of the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guaranties the full and timely performance of each and all of the terms, covenants and obligations of the Lease, as amended, to be kept and performed by Tenant, including payment of all rent, expenses and charges thereunder, throughout the Term of the Lease, as may be extended.

     2. Guarantor hereby further agrees that this Guaranty shall continue in favor of Landlord, notwithstanding any modification or alteration of the Lease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any assignment of the Lease (with or without the consent of Landlord), and no modification, alteration or assignment of the Lease shall in any manner release or discharge Guarantor. Guarantor hereby consents to any such modification, alteration or assignment of the Lease.

     3. No action which Landlord may take or omit to take in connection with the Lease, and no course of dealing with Tenant or any other person, shall relieve Guarantor's obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Landlord. By way of example, but not in limitation of the foregoing, Guarantor hereby expressly agrees that Landlord may, from time to time without notice to Guarantor, do any of the following:

          (a) amend, change or modify in whole or in part the Lease, or any document executed now or hereafter in connection therewith;

          (b) waive any terms, conditions or obligations of the Lease, or any document executed now or hereafter in connection therewith, or grant any extension of time or forbearance of same;

          (c) compromise or settle any amount due or owing, or claimed to be due or owing, under the Lease, or any document executed now or hereafter in connection therewith; and

          (d) release, substitute or add to Guarantor.

     4. Guarantor expressly waives notice of acceptance of this Guaranty, presentment for payment or performance of the Lease, nonpayment or nonperformance of the Lease, any right of set-off against amounts due under this Guaranty, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under such agreements and to enforce any security given therefor, and diligence in collecting sums due under such agreements or any liability under this Guaranty. Guarantor further waives the following: (a) any defense by reason of any disability of Tenant; (b) any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution, subrogation or any other rights or remedies of Guarantor against Tenant, whether resulting from Landlord's election to exercise certain rights or remedies it may have against Tenant, or otherwise; (c) any defense to the obligations of Guarantor under this Guaranty arising from any bankruptcy proceedings against Tenant, including, but not limited to, those arising from Landlord's exercise of its right to file a claim in such proceedings, or the exercise of any trustee's powers under Federal Bankruptcy Code Sections 364 and 365; and (d) the right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor expressly waives the provisions of Sections 2809, 2810, 2819, 2820, 2821, 2822, 2845, 2848 and
2849 of the Civil Code of the State of California, as recodified from time to time (except the right to require contribution from co-sureties as set forth in Section 2848 therein). Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Guarantor agrees that Landlord shall have no duty to disclose to Guarantor any information it receives regarding the financial status of Tenant, whether or not such information indicates that the risk that Guarantor may be required to perform hereunder has been or may be increased. Guarantor assumes full responsibility for being and keeping informed of all such matters.

     5. In the event of any default in the performance of Tenant's obligations under the Lease, Landlord shall have the right (a) to enforce its rights under this Guaranty, and/or (b) to enforce its right against Tenant including, without limitation, its rights under any and all such instruments, in any order. All remedies available to Landlord shall be nonexclusive. The obligations of Guarantor hereunder are independent of the obligations of Tenant, and Landlord may enforce its right under this Guaranty without first proceeding against or joining Tenant or any other person, and without applying or enforcing any security for the Lease. Guarantor hereby waives any rights that Guarantor may have to compel Landlord to proceed against Tenant or against any security from Tenant or to participate in any such security. Guarantor hereby authorizes Landlord, its successors and assigns, in their sole discretion, without notice to Guarantor, to exercise any right or remedy which Guarantor may have, even though any rights which Guarantor may have against the Tenant or others may be diminished or destroyed by the exercise or election to exercise any such remedy.

     6. Guarantor hereby authorizes Landlord, without notice to Guarantor, to apply all payments and credits received from Tenant or from Guarantor or realized from the security from Tenant for the Lease, in such manner and in such priority as Landlord, in its sole judgment, shall see fit.

     7. Guarantor agrees to indemnify Landlord for, and hold Landlord harmless against, all losses, costs and expenses, including without limitation, all court costs and attorneys' fees (including appellate fees, if any), incurred or paid by Landlord in enforcing or compromising any rights under this Guaranty or enforcing or compromising the performance of the Lease.

     8.   Guarantor's obligations hereunder shall not be assigned or delegated.

     9. This Guaranty may not be changed orally, and no obligations of Guarantor can be released or waived by Landlord, except in writing by Landlord.

     10. If any term or provisions of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforceable to the fullest extent permitted by law.

     11. If Guarantor shall become bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or Guarantor shall make an assignment for the benefit of creditors, notice of such occurrence or event shall be promptly furnished to Landlord by Guarantor or Guarantor's fiduciary. This Guaranty shall extend to and be binding upon Guarantor's successors and assigns, including, but not limited to, trustees in bankruptcy.

     12. If more than one person or entity executes this Guaranty as Guarantor, each such person and entity shall be jointly and severally liable as guarantors hereunder.

     13. This Guaranty shall be construed and enforced in accordance with the laws of the State of California. Guarantor hereby irrevocably consents to the jurisdiction of the State of California, and agrees that any court of competent jurisdiction sitting in Los Angeles County, State of California, shall be an appropriate and convenient place of venue, and shall be the sole place of venue, to resolve any dispute with respect to this Guaranty.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 18th day of September, 1998.

          "GUARANTOR"

                                   NETSELECT, INC.
                                   a Delaware corporation

                                   By: _________________________________
                                       Name:____________________________
                                       Title:___________________________

                                      -2-